Exhibit 10.36

_____________________________________________________________________________

FRESH ADVANTAGE, INC.

"Company"

to

FIRST UNION NATIONAL BANK

"Trustee"

__________________________

TRUST INDENTURE

__________________________

Dated as of

February 1, 2001

Securing

FRESH ADVANTAGE, INC.

TAXABLE VARIABLE RATE DEMAND BONDS,

SERIES 2001

IN THE AMOUNT OF

$9,000,000

______________________________________________________________________________

TABLE OF CONTENTS
		Page
ARTICLE I	DEFINITIONS	3
Section 101.	Definitions	3
Section 102.	Rules of Construction.	12
ARTICLE II	THE BONDS	13
Section 201.	Amount, Terms, and Issuance of Bonds	13
Section 202.	Denominations, Maturity, Dates and Interest Rates of the Bonds	13
Section 203.	Conversion of Interest Rate Determination Method	16
Section 204.	Optional Tender Provisions of the Bonds	18
Section 205.	Registered Bonds Required, Bond Registrar and Bond Register	19
Section 206.	Transfer and Exchange	19
Section 207.	Book-Entry System	20
Section 208.	Execution	22
Section 209.	Authentication	22
Section 210.	Payment of Principal and Interest; Interest Rights Preserved	22
Section 211.	Persons Deemed Owners	23
Section 212.	Mutilated, Destroyed, Lost, Stolen or Undelivered Bonds	23
Section 213.	Temporary Bonds	24
Section 214.	Cancellation of Surrendered Bonds	24
Section 215.	Conditions of Initial Issuance	24
ARTICLE III	PURCHASE AND REMARKETING OF TENDERED BONDS	26
Section 301.	Remarketings of Tendered Bonds	26
Section 302.	Purchase of Bonds Delivered to Tender Agent	27
Section 303.	Delivery of Purchased Bonds	28
Section 304.	Delivery of Proceeds of Sale of Remarketed Bonds	28
Section 305.	No Remarketing After Certain Events	29
ARTICLE IV	INITIAL PROCEEDS, REVENUES AND APPLICATION THEREOF	30
Section 401.	Initial Proceeds to Be Paid Over to Trustee	30
Section 402.	The Bond Fund	30
Section 403.	Initial Proceeds and Revenues to Be Held for All Registered Owners; Certain Exceptions	31
ARTICLE V	DEPOSITARIES OF MONEYS, SECURITY FOR DEPOSITS AND INVESTMENT OF FUNDS	32
Section 501.	Security for Deposits	32
Section 502.	Investment of Moneys	32
Section 503.	The Credit Facility	32
ARTICLE VI	REDEMPTION OR PURCHASE OF BONDS	35
Section 601.	Redemption or Purchase Dates and Prices	35
Section 602.	Company Direction of Optional Redemptions	36
Section 603.	Selection of Bonds to be Called for Redemption	36
Section 604.	Notice of Redemption or Purchase	36
Section 605.	Bonds Redeemed or Purchased in Part	37
ARTICLE VII	PARTICULAR REPRESENTATIONS, WARRANTIES, COVENANTS AND PROVISIONS	38
Section 701.	Company Representations, Warranties and Covenants by the Company	38
Section 702.	Covenant to Pay Bonds	39
Section 703.	Covenants to Perform Obligations under this Indenture	39
Section 704.	Existence, Sale of Assets, Consolidation or Merger	39
Section 705.	Default Certificates	40
Section 706.	Notification to Trustee	40
Section 707.	Observe Laws	40
Section 708.	Assignment of Indenture by the Company	40
Section 709.	Inspection of Bond Register	40
ARTICLE VIII	DEFAULT AND REMEDIES	41
Section 801.	Defaults	41
Section 802.	Acceleration and Annulment Thereof	42
Section 803.	Trustee Exercising Rights	43
Section 804.	Legal Proceedings by Trustee	43
Section 805.	Discontinuance of Proceedings by Trustee	43
Section 806.	Credit Facility Issuer or Registered Owners May Direct Proceedings	43
Section 807.	Limitations on Actions by Registered Owners	44
Section 808.	Trustee May Enforce Rights Without Possession of Bonds	44
Section 809.	Remedies Not Exclusive	44
Section 810.	Delays and Omissions Not to Impair Rights	44
Section 811.	Application of Moneys in Event of Default	44
Section 812.	Trustee and Registered Owners Entitled to All Remedies Under Law	45
Section 813.	Trustee May File Claim in Bankruptcy	45
Section 814.	Receiver	46
ARTICLE IX	CONCERNING THE TRUSTEE	47
Section 901.	Acceptance of Trusts	47
Section 902.	Reserved	48
Section 903.	Trustee to Give Notice	48
Section 904.	Trustee Entitled to Indemnity	48
Section 905.	Trustee Not Responsible for Insurance, Taxes, Execution of Indenture, Acts of the Company or Application of Moneys Applied in Accordance with this Indenture	49
Section 906.	Compensation	50
Section 907.	Trustee to Preserve Records	50
Section 908.	Trustee May be Registered Owner	50
Section 909.	Trustee Not Responsible for Recitals	50
Section 910.	No Responsibility for Recording or Filing	50
Section 911.	Certain Rights of the Trustee	51
Section 912.	Qualification of the Trustee	52
Section 913.	Resignation and Removal of Trustee	52
Section 914.	Successor Trustee	53
Section 915.	Co-Trustee	54
Section 916.	Notice to Moody's or S&P	54
ARTICLE X	EXECUTION OF INSTRUMENTS BY REGISTERED OWNERS AND PROOF OF OWNERSHIP OF BONDS	56
Section 1001.	Execution of Instruments by Registered Owners and Proof of Ownership of Bonds	56
Section 1002.	Preservation of Information	56
ARTICLE XI	THE REMARKETING AGENT; THE TENDER AGENT; THE PLACEMENT AGENT	57
Section 1101.	The Remarketing Agent	57
Section 1102.	The Tender Agent	57
Section 1103.	The Placement Agent	59
Section 1104.	Notices	59
ARTICLE XII	AMENDMENTS AND SUPPLEMENTS	60
Section 1201.	Amendments and Supplements Without Registered Owners' Consent	60
Section 1202.	Amendments With Registered Owners' and Credit Facility Issuer's Consent	60
Section 1203.	Supplemental Indentures Affecting Rights of Credit Facility Issuer	61
Section 1204.	Amendment of Credit Facility	61
Section 1205.	Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel	61
ARTICLE XIII	DEFEASANCE; OTHER PAYMENTS	62
Section 1301.	Defeasance	62
Section 1302.	Deposit of Funds for Payment of Bonds	63
Section 1303.	Effect of Purchase of Bonds	63
ARTICLE XIV	MISCELLANEOUS PROVISIONS	64
Section 1401.	Covenants of Company to Bind its Successors	64
Section 1402.	Notices	64
Section 1403.	Trustee as Paying Agent	64
Section 1404.	Rights Under Indenture	65
Section 1405.	Form of Certificates and Opinions	65
Section 1406.	Severability	65
Section 1407.	State Law Governs	65
Section 1408.	Payments Due on Days Other Than Business Days	65
Section 1409.	Execution in Counterparts	65

EXHIBIT A	Refunding Request	A-1
EXHIBIT B	Form of Notice of Conversion to New Interest Rate Determination Method	B-1
EXHIBIT C	Form of Bond	C-1

TRUST INDENTURE

THIS TRUST INDENTURE, dated as of February 1, 2001 (the "Indenture"), is made and entered into by and between FRESH ADVANTAGE, INC., a Virginia corporation (the "Company") and FIRST UNION NATIONAL BANK, a national banking association, having an office in Richmond, Virginia (in such capacity, together with its successors in trust, the "Trustee");

WITNESSETH:

WHEREAS, the Company intends to (i) issue and sell its Taxable Variable Rate Demand Bonds, Series 2001 in the aggregate principal amount of $9,000,000 (the "Bond" or "Bonds"), (ii) use the proceeds of the Bonds to refund all of the outstanding Carrollton Payroll Development Authority Industrial Development Revenue Bonds (KMB Produce, Inc. Project), Series 1999 issued in the original aggregate principal amount of $9,000,000 (the "Prior Bonds") which were issued to finance the acquisition, construction, installation, renovation or equipping of a manufacturing facility located in Carrollton County, Georgia and to pay costs associated with the issuance of the Bonds, and (iii) secure the payment of the principal of, interest on and purchase price of the Bonds by the delivery to the Trustee of an irrevocable direct-pay letter of credit in the initial amount of $9,187,500 issued by First Union National Bank (in such capacity, the "Bank") for the account of the Company; and

WHEREAS, the Company is the successor by merger and operation of law to KMB Produce, Inc., and the Company has assumed all the rights and obligations of KMB Produce, Inc.; and

WHEREAS, the Trustee has accepted the trusts created by this Indenture and in evidence thereof has joined in the execution hereof; and

WHEREAS, the Company has determined that the Bonds to be issued hereunder shall be substantially in the form attached as Exhibit C to this Indenture, with such variations, omissions and insertions as are required or permitted by this Indenture; and

NOW, THEREFORE, in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the Registered Owners, and also for and in consideration of the sum of One Dollar paid to the Company by the Trustee at or before the execution and delivery of this Indenture, the receipt of which is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, delivered, secured and accepted by the Registered Owners and any and all other persons who shall from time to time be or become Registered Owners thereof, and in order to secure the payment of the Bonds at any time issued and outstanding hereunder and the interest thereon according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein and herein contained;

THE COMPANY DOES HEREBY PLEDGE AND ASSIGN, and grant a security interest unto the Trustee and its successors and assigns for the benefit of the Registered Owners of the Bonds all right, title and interest of the Company presently owned or hereafter acquired in and to all money or securities at any time on deposit in, in transit to or credited to any fund or account created hereunder, including without limitation the Project Fund and the Bond Fund, and investment income with respect to any moneys or securities held in any fund or account created hereunder (collectively, the "Trust Estate"); and it is so mutually agreed and covenanted by and between the parties hereto for the equal and proportionate benefit and security of the Registered Owners without preference, priority or distinction as to lien or otherwise, except as hereinafter provided, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise, for the benefit of the Registered Owners and as security for the fulfillment of the obligations of the Company hereunder;

TO HAVE AND TO HOLD the same forever, subject, however, to the exceptions, reservations and matters therein and herein recited but IN TRUST, nevertheless, for the benefit and security of the Registered Owners from time to time of the Bonds delivered hereunder and issued by the Company and outstanding;

PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Trust Estate pledged and assigned to it under this Indenture shall have ceased, terminated and become void in accordance with Article XIII hereof, the principal of and interest on the Bonds and any other obligations arising hereunder shall have been paid to the Registered Owners or shall have been paid by the Company pursuant to Article XIII hereof, then, this Indenture and all covenants, agreements and other obligations of the Company hereunder shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge this Indenture and execute and deliver to the Company such instruments in writing as shall be required to evidence the discharge hereof; otherwise, this Indenture shall be and remain in full force and effect; and

PROVIDED, FURTHER, that the Trustee neither undertakes nor assumes any obligations of the Company as set forth in this Indenture.

THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that the Bonds issued and secured hereunder are to be issued and delivered and the Trust Estate herein pledged and assigned are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Company has agreed and covenants, and does hereby agree and covenant, with the Trustee and with the Registered Owners of said Bonds, as follows, that is to say:

ARTICLE I

DEFINITION

Section 101. Definitions. The following words and terms as used in this Indenture shall have the following meanings unless some other meaning is plainly intended:

"Affiliate" means, with respect to any Person, (i) any other Person directly or indirectly owning 5% or more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (ii) any Person controlling, controlled by or under common control with such named Person; (iii) any officer, director or employee of such named Person or any Affiliate of the named Person; and (iv) any family member of the named Person or any Affiliate of such named Person.

"Alternate Credit Facility" means an irrevocable direct pay letter of credit or similar credit enhancement or support facility issued by a national or state chartered banking institution for the benefit of the Trustee, the terms of which Alternate Credit Facility shall in all respects material to the Registered Owners be the same (except for the term set forth in such Alternate Credit Facility) as the Letter of Credit as set forth in Section 503 hereof.

"Alternate Rate" means the LIBOR Rate for a period equal to one (1) month.

"Alternate Semiannual Rate" means the LIBOR Rate for a period equal to six (6) months.

"Available Moneys" means (a) with respect to any payment date occurring during any period that the Bonds are entitled to the benefit of a Credit Facility, (i) any moneys, if in the written opinion of Counsel experienced in bankruptcy law matters (which opinion shall be delivered to the Trustee at or prior to the time of the deposit of such moneys with the Trustee), the deposit and use of such moneys will not constitute an avoidable preferential payment pursuant to Section 547 of the Bankruptcy Code, recoverable from Holders of the Bonds pursuant to Section 550 of the Bankruptcy Code in the event of an Event of Bankruptcy, and (ii) moneys on deposit with the Trustee representing proceeds from the remarketing by the Remarketing Agent of Bonds to persons other than the Company or any Affiliate as described in Article III hereof, which, in each case, were at all times since their deposit with the Trustee held in a separate and segregated account or accounts or sub-account or sub-accounts in which no moneys were at any time held and (iii) moneys drawn under a Credit Facility which in each case were at all times since their deposit with the Trustee held in a separate and segregated account or accounts or sub-account or sub-accounts in which no moneys (other than those drawn under a Credit Facility) were at any time held and (b) with respect to any payment date not occurring during a period that the Bonds are entitled to the benefit of a Credit Facility, any moneys furnished to the Trustee and the proceeds from the investment thereof. The Trustee may presume that no Event of Bankruptcy has occurred unless notified in writing to the contrary by the Company, the Credit Facility Issuer or the Registered Owners of not less than 25% in aggregate principal amount of Bonds Outstanding.

"Bank" means First Union National Bank, as the issuer of the Letter of Credit.

"Bank Account" means the account of that name established in the Bond Purchase Fund pursuant to Section 302 hereof.

"Bankruptcy Code" means Title 11 of the United States Code, as amended, and any successor statute or statutes having substantially the same function.

"Beneficial Owner" shall have the meaning set forth in Section 207 hereof.

"Bond" or "Bonds" means any bond or bonds authenticated and delivered under this Indenture.

"Bond Documents" means collectively the Indenture, the Bonds, the Placement Agreement, the Remarketing Agreement, the Private Placement Memorandum, the Letter of Credit, the Reimbursement Agreement and any other documents relating to the issuance of the Bonds or to the Letter of Credit.

"Bond Fund" means the trust fund so designated which is established pursuant to Section 402(a) hereof.

"Bond Purchase Fund" means the trust fund so designated which is established pursuant to Section 302 hereof.

"Bond Register" means the Bond Register as designated in Section 205 hereof.

"Bond Registrar" means the Bond Registrar as designated in Section 205 hereof.

"Business Day" means any day on which the offices of the Credit Facility Issuer at which drawings on the Credit Facility are made (if such a Credit Facility is in effect), the Trustee, the Paying Agent, the Tender Agent, the Bond Registrar and the Remarketing Agent are each open for business and on which the New York Stock Exchange is not closed.

"Calculation Period" means (a) with respect to the Bonds bearing interest at a Weekly Rate, the period from and including the day following the end of the Initial Rate Period to and including the next Wednesday, the period from and including the Conversion Date on which the Interest Rate Determination Method is changed to the Weekly Rate to and including the next Wednesday and, in each case, each succeeding period from and including each Thursday to and including the following Wednesday, (b) with respect to the Bonds bearing interest at a Monthly Rate, the period from and including the Conversion Date on which the Interest Rate Determination Method is changed to the Monthly Rate to and including the last day of the calendar month in which such Conversion Date occurred and each succeeding period from and including the first day of each calendar month to and including the last day of such calendar month, and (c) with respect to Bonds bearing interest at a Semiannual Rate, the period from and including the Conversion Date on which the Interest Rate Determination Method is changed to and including the dated immediately preceding the next Interest Payment Date which is six months from such Conversion Date and each succeeding six-month period from and including the first day of the next calendar month to and including the last day of the calendar month which is six months thereafter.

"Cede & Co." means Cede & Co., the nominee of DTC or any successor nominee of DTC with respect to the Bonds.

"Conversion Date" means any Interest Payment Date by the Company in accordance with Section 203 hereof as the effective date of conversion of the interest rate on the Bonds from any Variable Rate to another Variable Rate or to the Fixed Rate.

"Counsel" means an attorney or firm of attorneys acceptable to the Trustee and may, but need not, be counsel to the Credit Facility Issuer or the Company.

"Credit Facility" means the Letter of Credit or, upon delivery of any Alternate Credit Facility delivered to the Trustee pursuant to Article V hereof and acceptance thereof, such Alternate Credit Facility.

"Credit Facility Issuer" means the Bank while the Letter of Credit secures the Bonds or, upon delivery of any Alternate Credit Facility to the Trustee and acceptance of such Alternate Credit Facility by the Trustee pursuant to Article V hereof, the institution issuing such Alternate Credit Facility.

"Credit Substitution Date" means the date on which an Alternate Credit Facility is accepted by the Trustee pursuant to Section 503(c) hereof.

"DTC" means The Depository Trust Company, a limited purpose company organized under the laws of the State of New York, and its successors and assigns.

"DTC Participant" or "DTC Participants" means securities brokers and dealers, banks, trust companies and clearing corporations that have access to the DTC system.

"Defaulted Interest" has the meaning provided in Section 210 hereof.

"Determination Date" means (a) the Business Day next preceding the first day of each Calculation Period during which the Bonds bear interest at a Weekly Rate, (b) the last Business Day of the calendar month next preceding each Calculation Period during which the Bonds bear interest at a Monthly Rate, (c) the Business Day next preceding the first day of each Calculation Period during which the Bonds will bear interest at a Semiannual Rate and (d) a date that is not more than twenty (20) days nor less than two (2) days prior to any Fixed Rate Conversion Date.

"Event of Bankruptcy" means a petition by or against the Company or any Affiliate of the Company under the Bankruptcy Code or under any similar law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts (other than proceedings instituted by the Company or any Affiliate of the Company against third parties) unless such petition shall have been dismissed and such dismissal shall be final and not subject to appeal.

"Event of Default" means any of the events specified in Section 801 hereof to be an Event of Default.

"First Principal Amount Increase Period" means the period from the date of issuance of the Bonds until the earlier of (i) August 1, 2001, or (ii) the Fixed Rate Conversion Date.

"Fixed Rate" means the fixed rate of interest established pursuant to Section 202(e) hereof.

"Fixed Rate Conversion Date" means the day on which the Interest Rate Determination Method is converted to a Fixed Rate.

"Fixed Rate Period" means the period during which the Fixed Rate is in effect.

"Fixed Rate Redemption Period" means the period beginning on the fourth anniversary of the Fixed Rate Conversion Date and ending on the earlier of (i) the Maturity Date or (ii) the date on which principal, accrued interest and redemption premium, if any, on the Bonds have been paid in full.

"Government Obligations" means (i) direct obligations of the United States of America, (ii) obligations unconditionally guaranteed by the United States of America, and (iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clause (i) or (ii) above the full and timely payment of which securities, receipts or obligations is unconditionally guaranteed by the United States of America.

"Indenture" means this Trust Indenture as amended or supplemented in accordance with the provisions of Article XII hereof at the time in question.

"Initial Interest Rate" means the initial rate of interest on the Bonds established by the Placement Agent on the date of initial authentication and delivery of the Bonds.

"Initial Rate Period" means the period from and including the date of initial authentication and delivery of the Bonds to and including February 7, 2001.

"Interest Payment Date" means (i) with respect to any Variable Rate Period, the first Business Day of each calendar month commencing the first Business Day of March, 2001, and any date specified as a Conversion Date in accordance with Section 203 hereof and (ii) with respect to any Fixed Rate Period, the first Business Day of March or September following the Fixed Rate Conversion Date.

"Interest Rate Determination Method" means any of the methods of determining the interest rate on the Bonds described in Sections 202(d) and 202(e) hereof.

"Investment Obligations" means:

(a) Government Obligations maturing within one year from the date of acquisition thereof;

(b) obligations of any state or political subdivision of the United States or any agency or instrumentality thereof if (i) such obligations are secured by cash, Government Obligations or a combination thereof (A) which have been deposited into a segregated escrow account for and irrevocably pledged to the payment, when due, of the principal or redemption price of and interest on such obligations and (B) which are sufficient, without reinvestment, to provide for the payment, when due, of the principal or redemption price of and interest on such obligations; or (ii) such obligations are insured as to timely payment of principal or redemption price and interest by an insurance company or commercial bank with capital, surplus and undivided profits in excess of $10,000,000 and are rated by Moody's or by S&P in the highest rating category assigned by such rating service to obligations of the same type;

(c) bonds, debentures, notes or other evidences of indebtedness issued by any of the following agencies or such other like governmental or government sponsored agencies which may be hereafter created: Bank for Cooperatives; Federal Intermediate Credit Banks; Federal Financing Bank; Federal Home Loan Bank System; Export-Import Bank of the United States; Farmers Home Administration; Small Business Administration; Inter-American Development Bank; International Bank for Reconstruction and Development; Federal Land Banks; Government National Mortgage Association; or Tennessee Valley Authority;

(d) direct and general obligations of any state of the United States, to the payment of the principal of and interest on which the full faith and credit of such state is pledged, if at the time of their purchase such obligations are rated in any of the two highest rating categories by S&P and Moody's;

(e) negotiable and non-negotiable certificates of deposit which are issued by banks, trust companies or savings and loan associations maturing within one year from the date of acquisition thereof, provided that the aggregate principal amount of all such certificates issued to or for the benefit of the Company or any Affiliate of the Company by any such institution shall not at any time exceed 10% of the combined capital and surplus of such institution;

(f) repurchase agreements for Government Obligations which (i) are entered into with banks, trust companies or dealers in government bonds which report to, trade with and are recognized as primary dealers by a Federal Reserve Bank, and (ii) such Government Obligations shall have a fair market value on the date of the repurchase agreement equal to at least 100% of the amount of the related repurchase obligations, and (iii) such Government Obligations are transferred to the Trustee or a third party agent of the Trustee by physical delivery or by an entry made on the records of the issuer of such Government Obligations;

(g) obligations of any state or political subdivision thereof or any agency or instrumentality of such a state or political subdivision, the payment of principal or redemption price of and interest on which is secured by an unconditional, irrevocable letter of credit issued by a bank, trust company, savings and loan association or other financial institution, provided that at the time of its purchase both such obligation and the long term unsecured, uncollateralized debt of such financial institutions are rated in either of the two highest rating categories by S&P and Moody's;

(h) shares of an open-end, diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (i) invests its assets exclusively in Government Obligations having a final maturity date of less than one year from their date of purchase or invests its assets in repurchase agreements described in (f) above; (ii) seeks to maintain a constant net asset value per share; and (iii) has aggregate net assets of not less than $10,000,000 on the date of purchase of such shares; provided that, at the time of purchase, such shares are rated in either of the two highest rating categories by S&P and Moody's;

(i) Commercial paper rated P-1 by Moody's, or A-1 by S&P, or F-1 by Fitch IBCA, Inc.; and

(j) any other investment authorized by the applicable law of the State and approved in writing by the Credit Facility Issuer.

"LIBOR Rate" means, for any period, an interest rate per annum (based on a 360-day year) determined by the Remarketing Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest one-sixteenth (1/16) of one percentage point of the rate per annum) for deposits in immediately available and freely transferable dollars of the United States of America that appears on Telerate Screen, page 3750, as published daily by the British Bankers Association Interest Settlement Rates (or another comparable international financial data service satisfactory to the Remarketing Agent in its discretion if Telerate no longer publishes such rates) and that is offered by first class banks in the London interbank market to the offices of the Remarketing Agent at 10:00 a.m. on the applicable Determination Date.

"Letter of Credit" means the irrevocable direct pay letter of credit no. SM407968C (as amended by that Amendment No. 1 to letter of credit no. SM407968C), dated March 19, 1999, in the amount of $9,187,500 issued by the Bank, including any extensions or amendments thereof.

"Majority Registered Owners" means the Registered Owners of more than 50% of the aggregate principal amount of the Bonds Outstanding.

"Material Adverse Effect" means a material adverse effect upon, or material adverse change in, any of (i) the financial condition, operations, business, properties or prospects of the Company; (ii) the ability of the Company to perform under any of the Bond Documents in any material respect or any other material contract to which the Company is a party in any material respect; or (iii) the legality, validity or enforceability of this Indenture or any other Bond Document.

"Maturity Date" means March 1, 2019.

"Monthly Rate" means the interest rate on the Bonds established in accordance with Section 202(d)(2).

"Monthly Rate Period" means any period during which the Bonds bear interest at a Monthly Rate.

"Moody's" means Moody's Investors Service, a Delaware corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Remarketing Agent, with the consent of the Company and the Credit Facility Issuer.

"Optional Tender Date" means (i) during any Weekly Rate Period, any Business Day and (ii) during any Monthly Rate Period or any Semiannual Rate Period, the first Business Day of each Calculation Period.

"Optional Tender Notice" means a notice from the Registered Owner (or Beneficial Owner during any time when the Bonds are held under a book-entry system) of a Bond to the Tender Agent in the form attached to the Bond as Exhibit A.

"Outstanding" in connection with Bonds means, as of the time in question, all Bonds authenticated and delivered under this Indenture, except:

(a) Bonds theretofore cancelled or required to be cancelled under Section 214 hereof;

(b) Bonds which are deemed to have been paid in accordance with Article XIII hereof; and

(c) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof.

In determining whether the owners of a requisite aggregate principal amount of Bonds Outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Company (unless all of the Outstanding Bonds are then owned by the Company) or an Affiliate of the Company shall be disregarded for the purpose of any such determination; provided that the Trustee can assume that no Bonds are owned by an Affiliate of the Company unless the Trustee has received written notice from the Company as to the identity of such Affiliate.

"Paying Agent" means the Paying Agent as designated under Section 1403 hereof.

"Payment Date" has the meaning provided in Section 402(d) hereof.

"Placement Agent" means First Union Securities, Inc. or any other person designated by the Company meeting the requirements of Section 1103 hereof.

"Placement Agreement" means the Placement Letter Agreement of even date herewith, between the Company and the Placement Agent.

"Preliminary Fixed Rate" means the rate of interest per annum determined by the Placement Agent at least 25 days prior to the Fixed Rate Conversion Date to be that rate which, in the sole judgment of the Placement Agent based on market conditions prevailing on the date such rate is determined, is the minimum fixed annual rate of interest necessary to enable the Placement Agent to arrange for the sale of all of the Bonds in the secondary market at a price equal to the principal amount thereof, for which the Placement Agent would be so required to arrange for the sale on the Fixed Rate Conversion Date pursuant to Section 202(e) hereof.

"Private Placement Memorandum" or "Placement Memorandum" means the Private Placement Memorandum dated the date of issuance of the Bonds.

"Proposed Rate" means, with respect to any Monthly Rate or Semiannual Rate, the rate of interest, determined on the applicable Proposed Rate Determination Date, that the Remarketing Agent, taking into account market conditions prevailing on the Proposed Rate Determination Date, anticipates to be the minimum rate of interest per annum necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to arrange for the sale of all of the Bonds on the Determination Date in the secondary market at a price equal to the principal amount thereof (plus accrued interest to the date of settlement).

"Proposed Rate Determination Date" means each date that is six (6) days prior to each Determination Date with respect to a Monthly Rate Period (or if such day is not a Business Day, the next preceding Business Day) or (b)  twenty (20) days prior to each Determination Date with respect to a Semiannual Rate Period (or if such day is not a Business Day, the next preceding Business Day).

"Registered Owner" or "Registered Owners" means (a) in the event that the book-entry system of evidence of transfers of ownership in the Bonds is employed pursuant to Section 207, Cede & Co., or the nominee of any other custodian selected by the Trustee to provide for a book-entry system and (b) in all other cases, the person or persons in whose names any Bond or Bonds are registered on the books and records of the Bond Registrar pursuant to Section 205 of this Indenture.

"Regular Record Date" means (a) in respect of any Interest Payment Date during the Variable Rate Period, the close of business on the Business Day immediately preceding each such Interest Payment Date, and (b) in respect of any Interest Payment Date during the Fixed Rate Period, the 1st day (whether or not a Business Day) of the calendar month next preceding each such Interest Payment Date.

"Reimbursement Agreement" means the Letter of Credit and Reimbursement Agreement of even date herewith between the Company and the Bank, as the same may be amended from time to time and filed with the Trustee, and any agreement of the Company with a Credit Facility Issuer setting forth the obligations of the Company to such Credit Facility Issuer arising out of any payments under a Credit Facility and which provides that it shall be deemed to be a Reimbursement Agreement for the purpose of this Indenture.

"Remarketing Account" means the account of that name established in the Bond Purchase Fund pursuant to Section 302 hereof.

"Remarketing Agent" means First Union Securities, Inc., and its successors as provided in Section 1101 hereof.

"Remarketing Agreement" means any Remarketing Agreement between the Company and a Remarketing Agent, as amended, restated, modified or supplemented from time to time.

"S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Remarketing Agent, with the consent of the Company and the Credit Facility Issuer.

"Semiannual Rate" means the interest rate on the Bonds established in accordance with Section 202(d)(3).

"Semiannual Rate Period" means any period during which the Bonds bear interest at a Semiannual Rate.

"Special Record Date" means for purpose of payment of Defaulted Interest on the Bonds, the date fixed by the Trustee pursuant to Section 210 hereof.

"State" means the State of Georgia.

"Tender Agent" means First Union National Bank and its successors as provided in Section 1102 hereof.

"Tendered Bonds" means those Bonds delivered or deemed delivered by the Registered Owners for purchase pursuant to an Optional Tender Notice or on any Conversion Date.

"Trustee" means First Union National Bank and its successors in the trust hereunder.

"Undelivered Bonds" means (i) any Bond for which an Optional Tender Notice has been given pursuant to Section 204 hereof and which has not been delivered to the Tender Agent on the date specified for purchase and (ii) any Bond which has not been delivered to the Trustee for redemption or purchase when called for redemption or purchase on any optional or mandatory redemption or purchase date or a Conversion Date; provided that in either case the Trustee has on hand and available on such date funds sufficient to purchase or redeem said Bond.

"Variable Rate" means a Weekly Rate, Monthly Rate or Semiannual Rate.

"Variable Rate Period" means that period during which the Bonds bear interest at a Variable Rate.

"Weekly Rate" means the interest rate on the Bonds established in accordance with Section 202(d)(1).

"Weekly Rate Period" means any period during which the Bonds bear interest at a Weekly Rate.

Section 102. Rules of Construction.

(a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words "Bond", "Registered Owners", and "person" shall include the plural as well as the singular number; the word "person" shall include any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(b) Words importing the redemption or calling for redemption of the Bonds shall not be deemed to refer to or connote payment of Bonds at their stated maturity.

(c) The Table of Contents, captions and headings in this Indenture are for convenience only and in no way limit the scope or intent of any provision or section of this Indenture.

(d) All references herein to particular articles or sections are references to articles or sections of this Indenture unless some other reference is indicated.

(e) All references herein to time shall be prevailing Eastern time.

ARTICLE II

THE BONDS

Section 201. Amount, Terms, and Issuance of Bonds

The Bonds shall be limited to $9,000,000 in aggregate principal amount and shall contain substantially the terms recited in the form of Bond attached hereto as Exhibit C and as set forth in this Indenture. No Bonds may be issued under this Indenture except in accordance with this Article II. The Bonds may bear such endorsement or legend satisfactory to the Trustee as may be required to conform to usage or law with respect thereto, including the imposition of CUSIP or other identifying numbers. Upon satisfaction of the conditions set forth in Section 215 hereof, the Company shall issue the Bonds, and the Trustee shall, at the Company's request, authenticate the Bonds and deliver them as specified in the request.

Section 202. Denominations, Maturity, Dates and Interest Rates of the Bonds

(a) Denominations, Maturity, Dates. The Bonds shall be designated "Fresh Advantage, Inc. Taxable Variable Rate Demand Bonds, Series 2001." The Bonds shall be issuable as fully registered Bonds in the denomination of $100,000 or any integral multiple of $5,000 in excess thereof, provided that if less than $100,000 principal amount of Bonds is outstanding only one Bond shall be issued in such smaller denomination. Except when only one Bond remains outstanding, no amount of Bonds may be tendered, retained or redeemed under the terms of the Indenture which would result in the ownership of Bonds in denominations other than approved hereunder. All Bonds shall bear the date of their authentication, shall bear interest from the most recent date to which interest has been paid or duly provided for or, if authenticated on an Interest Payment Date, from that date, or if no interest has been paid or duly provided for, from the original date of authentication, and shall mature, subject to prior redemption as provided in Article VI hereof, on the Maturity Date.

(b) Interest Rates. The Bonds shall bear interest at the applicable rate provided below. On each Interest Payment Date, interest accrued through the day immediately preceding such Interest Payment Date shall be payable. While the Bonds bear interest at any Variable Rate, interest shall be computed on the basis of the number of days actually elapsed over a 360-day year. After the Fixed Rate Conversion Date, interest on the Bonds shall be computed on the basis of a 360-day year of 12 months of 30 days each.

(c) Initial Interest Rate. For the Initial Rate Period, the Bonds shall bear interest at the Initial Interest Rate.

(d) Variable Rate. Following the Initial Rate Period and until any Conversion Date, the Bonds shall bear interest at the Weekly Rate. During the Variable Rate Period, the Remarketing Agent shall give telephonic, facsimile or written notice on the Determination Date to the Trustee and the Company of the Variable Rate to be in effect for the next succeeding Calculation Period. The determination of any Variable Rate by the Remarketing Agent shall be conclusive and binding upon the Registered Owners, the Beneficial Owners, the Company, the Trustee, the Tender Agent, the Remarketing Agent and the Credit Facility Issuer. Notwithstanding anything herein to the contrary, each Interest Rate Determination Method in effect from time to time shall continue in effect until the date on which such Interest Rate Determination Method is changed as described in Section 203.

(1) Weekly Rate. During any Weekly Rate Period the Bonds will bear interest at the Weekly Rate. During any Weekly Rate Period, the Remarketing Agent will determine the Weekly Rate for the applicable Calculation Period on the applicable Determination Date. Each Weekly Rate shall be the rate of interest per annum determined by the Remarketing Agent on and as of each applicable Determination Date as the minimum rate of interest per annum necessary, in the judgment of the Remarketing Agent taking into account market conditions prevailing on the Determination Date, to enable the Remarketing Agent to arrange for the sale of all of the Bonds on the first day of the applicable Calculation Period in the secondary market at a price equal to the principal amount thereof (plus accrued interest to the date of settlement). If the Remarketing Agent fails to certify such rate, or if for any reason the Weekly Rate is held to be invalid or unenforceable by a court of competent jurisdiction for any period, the Weekly Rate for such Calculation Period shall be the Alternate Rate. Notwithstanding anything else contained herein, the Weekly Rate shall not in any event exceed the lesser of (i)  15% per annum or (ii) the maximum rate permitted by law.

(2) Monthly Rate. During any Monthly Rate Period the Bonds will bear interest at the Monthly Rate. During any Monthly Rate Period, the Remarketing Agent will determine the Proposed Rate for the applicable Calculation Period on the Proposed Rate Determination Date. Thereafter, the Remarketing Agent will determine a Monthly Rate on the applicable Determination Date; provided, however, that such rate shall not be less than the Proposed Rate determined by the Remarketing Agent on the immediately preceding Proposed Rate Determination Date. Each Monthly Rate shall be the rate of interest per annum determined by the Remarketing Agent on and as of each applicable Determination Date as the minimum rate of interest per annum necessary, in the judgment of the Remarketing Agent taking into account market conditions prevailing on the Determination Date and subject to the foregoing proviso concerning the Proposed Rate, to enable the Remarketing Agent to arrange for the sale of all of the Bonds on the first day of the applicable Calculation Period in the secondary market at a price equal to the principal amount thereof (plus accrued interest to the date of settlement). If the Remarketing Agent fails to certify such rate or if, for any reason, the Monthly Rate is held to be invalid or unenforceable by a court of competent jurisdiction for any Calculation Period, the Monthly Rate for such Calculation Period shall be the Alternate Rate. In connection with any change in the Interest Rate Determination Method to a Monthly Rate pursuant to Section 203, the Proposed Rate shall be determined as provided above on the applicable Proposed Rate Determination Date and the initial Monthly Rate shall be determined as provided above on the applicable Determination Date. Notwithstanding anything else contained herein, the Monthly Rate shall not in any event exceed the lesser of (i)  15% per annum or (ii) the maximum rate permitted by law.

(3) Semiannual Rate. During any Semiannual Rate Period the Bonds will bear interest at the Semiannual Rate. During any Semiannual Rate Period, the Remarketing Agent will determine the Proposed Rate for the next Calculation Period on the Proposed Rate Determination Date. Thereafter, the Remarketing Agent will determine a Semiannual Rate for the next Calculation Period on the applicable Determination Date; provided, however, that such Semiannual Rate shall not be less than the Proposed Rate determined by the Remarketing Agent on the immediately preceding Proposed Rate Determination Date. Each Semiannual Rate shall be the rate of interest per annum determined by the Remarketing Agent on and as of each applicable Determination Date as the minimum rate of interest per annum necessary, in the judgment of the Remarketing Agent taking into account market conditions prevailing on the Determination Date and subject to the foregoing proviso concerning the Proposed Rate, to enable the Remarketing Agent to arrange for the sale of all of the Bonds on the first day of the applicable Calculation Period in the secondary market at a price equal to the principal amount thereof (plus accrued interest to the date of settlement). If the Remarketing Agent fails to certify such rate or if, for any reason, the Semiannual Rate is held to be invalid or unenforceable by a court of competent jurisdiction for any Calculation Period, the Semiannual Rate for such Calculation Period shall be the Alternate Semiannual Rate. In connection with any change in the Interest Rate Determination Method to a Semiannual Rate pursuant to Section 203, the Proposed Rate shall be determined as provided above on the applicable Proposed Rate Determination Date and the initial Semiannual Rate shall be determined as provided above on the applicable Determination Date. Notwithstanding anything else contained herein, the Semiannual Rate shall not in any event exceed the lesser of (i)  15% per annum or (ii) the maximum rate permitted by law.

(e) Fixed Rate. During the Fixed Rate Period, the Bonds shall bear interest at the Fixed Rate.

(1) On the Fixed Rate Conversion Date the Fixed Rate shall be established as follows:

(A) if the Placement Agent shall have arranged for the sale of any or all Tendered Bonds at a price equal to the principal amount thereof, the Fixed Rate shall be equal to the interest rate or rates at which such Bonds were sold by the Placement Agent, provided that all Tendered Bonds shall be sold at par and at a rate greater than or equal to the Preliminary Fixed Rate; or

(B) if the Placement Agent shall have arranged for the sale of none of the Tendered Bonds, the Fixed Rate shall be equal to the Preliminary Fixed Rate.

(2) If, for any reason, the Fixed Rate is held to be invalid or unenforceable by a court of competent jurisdiction, the Fixed Rate will be 10% per annum.

Notwithstanding anything to the contrary contained herein or in the Indenture, the Fixed Rate shall in no event be a rate of interest in excess of the maximum rate permitted by law.

(3) On or before the Fixed Rate Conversion Date, all Bonds shall be presented to the Trustee for stamping or otherwise noting thereon of the legend:

"The interest rate on this Bond has been fixed at _____% per annum in accordance with the provisions of this Bond and Section 202(e) of the Indenture.

Section 203. Conversion of Interest Rate Determination Method.

(a) Conversion Notice. The Interest Rate Determination Method may be changed, at the direction of the Company, from any Variable Rate to any other Interest Rate Determination Method on any Conversion Date, in whole but not in part, upon delivery of written notice of such change (a "Conversion Notice") by the Company to the Remarketing Agent, the Trustee, the Credit Facility Issuer and the Tender Agent. The Conversion Notice must be delivered (i) not less than 15 days prior to the proposed Conversion Date if the Interest Rate Determination Method is converted to a Weekly Rate or Monthly Rate or (ii) not less than 35 nor more than 60 days prior to the proposed Conversion Date if the Interest Rate Determination Method is converted to a Semiannual Rate or Fixed Rate.

Each Conversion Notice shall state (i) that the Company elects to change the Interest Rate Determination Method to a new Interest Rate Determination Method, (ii) the proposed Conversion Date, (iii) the Interest Rate Determination Method to be in effect from and after such Conversion Date, (iv) whether a Credit Facility is to be in effect from and after such Conversion Date, and, if so, the terms of such Credit Facility, and (v) if a Fixed Rate is to be in effect from and after such Conversion Date, designation of a Placement Agent together with a copy of the agreement between the Placement Agent and the Company concerning the placement of the Bonds at the Fixed Rate.

The Placement Agent or Remarketing Agent, as applicable, shall promptly notify the Trustee and the Company of the determination of the Preliminary Fixed Rate or Proposed Rate, as applicable, by telephone, telecopier, telex, telegram or other telecommunication device and upon request shall confirm such notice in writing. Upon receipt of notice of the Proposed Rate or the Preliminary Fixed Rate (or the Conversion Notice, if the new Interest Rate Determination Method is the Weekly Rate), the Trustee shall, as soon as practicable (but in no event more than two Business Days thereafter), send by first class mail, in the name of the Company, a notice to the Registered Owners of the Bonds, which notice shall be in the form attached hereto as Exhibit B.

If the Company elects to convert the Interest Rate Determination Method to any new Interest Rate Determination Method, all Bonds shall be deemed to have been tendered by the Registered Owners thereof on the Conversion Date. Registered Owners of Bonds which are deemed tendered shall not be entitled to any payment (including any interest to accrue subsequent to the Conversion Date) other than the purchase price for such Bonds which shall be equal to the unpaid principal amount of such Bonds, and any such Bonds shall cease to accrue interest and shall no longer be entitled to the benefits of this Indenture, except for the purpose of payment of the purchase price therefor and interest payable on the Conversion Date. Payment of the purchase price of any such Bonds shall be made only upon the presentment and surrender of such Bonds to the Tender Agent. Upon request, the Trustee shall provide the Tender Agent with the address set forth on the Bond Register for such Registered Owner. In the case of any Bond deemed tendered, the Company shall cause to be executed, and the Trustee shall authenticate and deliver to the new Registered Owner as provided in Section 301 hereof, a new Bond of like date and tenor in lieu of and in substitution for such Bond deemed to be tendered. Notwithstanding the foregoing provisions of this paragraph, if the Bonds are being held pursuant to a book-entry system as provided in Section 207 hereof, Beneficial Owners, not Registered Owners, shall be deemed to have tendered their interests in the Bonds on the Conversion Date.

(b) Conversion Date. The Conversion Date must be an Interest Payment Date.

(c) Failure or Revocation of Conversion. If an Event of Default shall have occurred and be continuing hereunder, the Interest Rate Determination Method for the Bonds shall not be changed on the Conversion Date and the Trustee shall immediately notify by telephone, confirmed in writing, the Credit Facility Issuer, if any, the Remarketing Agent, the Company and the Tender Agent that the Interest Rate Determination Method for the Bonds shall not be changed on the Conversion Date.

Notwithstanding any other provision in this Indenture to the contrary, no conversion of the Interest Rate Determination Method to the Fixed Rate shall occur if the Company, not later than 10:00 a.m., on the Business Day immediately preceding the applicable Determination Date, directs the Remarketing Agent not to change the Interest Rate Determination Method to the Fixed Rate by written notice, with a copy to the Trustee, the Tender Agent, the Remarketing Agent and the Credit Facility Issuer, if any.

If a proposed conversion of the Interest Rate Determination Method is cancelled pursuant to the provisions of the two preceding paragraphs, all Bonds shall nevertheless be deemed to have been tendered for purchase on the Conversion Date and shall be purchased on the Conversion Date. The Bonds shall continue to bear interest in accordance with the Interest Rate Determination Method in effect prior to the Conversion Date; provided, however, that (i) the rate of interest that the Bonds will bear shall be determined on the Conversion Date and (ii) if the Interest Rate Determination Method in effect prior to the Conversion Date is an Interest Rate Determination Method that requires the Remarketing Agent to set a Proposed Rate, for purposes of this Section 203(c), the provisions of this Indenture requiring the setting of such Proposed Rate shall not be applicable.

(d) Failure to Mail Certain Notices. Failure of the Trustee to mail the notice described in Section 203(a), or any defect therein, shall not affect the validity of any interest rate or change in the Interest Rate Determination Method on any of the Bonds or the requirement that the Bonds shall be tendered pursuant to Section 203 or extend the period for tendering any of the Bonds for purchase, and the Trustee shall not be liable to any Registered Owner or Beneficial Owner by reason of its failure to mail such notice or any defect therein.

(e) Credit Facility Upon Conversion to Fixed Rate. If a Credit Facility is to be in effect immediately following the Fixed Rate Conversion Date, such Credit Facility must provide for drawings with respect to the interest component thereunder to pay 210 days' interest on the Bonds at the actual interest rates in effect, plus any premium payable pursuant to Section 601(a)(2). The Bank has no obligation to provide such Credit Facility.

Section 204. Optional Tender Provisions of the Bonds.

(a) While the Bonds bear interest at a Variable Rate, any Bond or portion thereof in an authorized denomination (other than a Bond registered in the name of the Company) shall be purchased on the demand of the Registered Owner thereof, on any Optional Tender Date at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the purchase date, if the Registered Owner of such Bond delivers to the Tender Agent at its address filed with the Trustee an Optional Tender Notice (i) at least seven (7) days prior to the purchase date specified in such Optional Tender Notice during any Weekly Rate Period or Monthly Rate Period or (ii) at least twenty (20) days prior to the purchase date specified in such Optional Tender Notice during any Semiannual Rate Period.

(b)Any Optional Tender Notice delivered pursuant to the preceding paragraph shall automatically constitute: (i) an irrevocable offer to sell such Bond on the Optional Tender Date at a price equal to 100% of the principal amount of such Bond plus accrued interest to such Optional Tender Date; and (ii) an irrevocable authorization and instruction to the Bond Registrar to effect transfer of such Bond to the purchaser thereof on the Optional Tender Date. No purchase of Bonds pursuant to the provisions of this Section 204 shall be deemed a redemption thereof.

(c) Any Registered Owner who delivers an Optional Tender Notice pursuant to this Section 204 shall deliver such Bond to the Tender Agent, at its address filed with the Trustee, not less than five days prior to the Optional Tender Date specified in the aforesaid Optional Tender Notice. All Bonds delivered to the Tender Agent pursuant to this Section 204 must be duly endorsed for transfer in blank in form satisfactory to the Trustee.

(d) If a Registered Owner who gives the Optional Tender Notice shall fail to deliver the Bond or Bonds identified in the Optional Tender Notice to the Tender Agent at or prior to 10:00 a.m. on the Optional Tender Date, such Undelivered Bond shall be purchased and shall cease to accrue interest on such Optional Tender Date and the Registered Owner thereof shall thereafter be entitled only to payment of the purchase price therefor and to no other benefits of this Indenture, and the Company, to the extent permitted by law, shall execute and the Trustee shall authenticate and deliver a substitute Bond or Bonds in lieu of the Undelivered Bond and the Bond Registrar shall register such Bond in the name of the purchaser or purchasers thereof pursuant to Section 206 hereof. The Tender Agent shall notify the Trustee and the Bond Registrar of any Undelivered Bonds. The Trustee shall (i) notify the Remarketing Agent of such Undelivered Bonds and (ii) place a stop transfer against such Undelivered Bonds until the Undelivered Bonds are properly delivered to the Tender Agent. Upon notice of such delivery, the Bond Registrar shall make any necessary adjustment to the Bond Register.

(e) Notwithstanding anything to the contrary contained herein, the rights of the Registered Owners to tender Bonds pursuant to this Section 204 shall cease immediately and without further notice from and including the date payment of the Bonds is accelerated following an Event of Default pursuant to Article VIII hereof.

(f) If the Bonds are being held pursuant to a book-entry system as provided in Section 207 hereof, then an Optional Tender Notice may be delivered by a Beneficial Owner. Such Optional Tender Notice must be delivered as required under Section 204(a) and must state that the Beneficial Owner will cause its beneficial interest or portion thereof in an authorized denomination to be tendered, the amount of such interest to be tendered, the Optional Tender Date on which such interest is to be tendered and the identity of the DTC Participant through which the Beneficial Owner maintains its interest. Upon delivery of such notice, such Beneficial Owner must arrange to have its beneficial ownership interest in the Bonds being tendered transferred to the Tender Agent at or prior to 10:00 a.m. on the Optional Tender Date but need not otherwise comply with the provisions of Section 204(c).

Section 205. Registered Bonds Required, Bond Registrar and Bond Register. All Bonds shall be issued in fully registered form. The Bonds shall be registered upon original issuance and upon subsequent transfer or exchange as provided in this Indenture.

The Company hereby appoints the Trustee to act as "Bond Registrar." Upon appointment of a successor Trustee pursuant to Section 914 and acceptance of such appointment, such successor Trustee shall also assume the duties of Bond Registrar.

The Bond Registrar shall act as registrar and transfer agent for the Bonds. There shall be kept at an office of the Bond Registrar a register (the "Bond Register") in which, subject to such reasonable regulations as the Company or the Bond Registrar may prescribe, there shall be provisions for the registration of the Bonds and for the registration or transfers of the Bonds. The Company shall cause the Bond Registrar to designate, by a written notification to the Company, a specific office location (which may be changed from time to time, upon similar notification) at which the Bond Register is kept. In the absence of a specific designation by the Bond Registrar, the principal corporate trust office of the Trustee in Richmond, Virginia shall be deemed the office at which the Bond Register is kept.

Section 206. Transfer and Exchange. Subject to the provisions of Section 207 below, the following provisions shall be applicable to all transfers and exchanges of Bonds. Upon surrender for transfer of any Bond, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees, one or more new fully registered Bonds of authorized denomination in the aggregate principal amount which the Registered Owner is entitled to receive; provided that if monies for the purchase of such Bond have been provided pursuant to a draw under the Credit Facility, such Bond shall not be transferable to anyone other than the Company or its assignee or pledgee. Except for transfers in connection with the purchase of Bonds pursuant to Section 204 and the remarketing thereof pursuant to Article III, which shall be effected at the office of the Tender Agent, Bonds shall be surrendered for transfer at the principal corporate trust office of the Trustee in Richmond, Virginia. Also, the Company shall execute and the Trustee shall authenticate and deliver Bonds in lieu of Undelivered Bonds.

All Bonds presented for transfer, exchange, redemption or payment (if so required by the Company, the Bond Registrar or the Trustee), shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form satisfactory to the Bond Registrar, which may include a signature guarantee, duly executed by the Registered Owner or by his attorney duly authorized in writing.

No service charge shall be made to a Registered Owner for any exchange or transfer of Bonds, but the Company or the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Except in connection with the purchase of Bonds pursuant to Section 204 hereof and the remarketing thereof pursuant to Article III, neither the Company, the Trustee nor the Bond Registrar shall be required to issue, transfer or exchange any Bond selected for redemption in whole or in part or to issue, transfer or exchange any of the Bonds during the period of five days preceding the date a notice of redemption is sent.

New Bonds delivered upon transfer or exchange shall be valid obligations of the Company, evidencing the same debt as the Bonds surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the Bonds surrendered.

Section 207. Book-Entry System. The Company may make appropriate arrangements for the Bonds (or any portion thereof) to be issued or held by means of a book-entry system administered by DTC with no physical distribution of Bonds made to the public (other than those Bonds, if any, not held under such book-entry system). References in this Section 207 to a Bond or the Bonds shall be construed to mean the Bond or the Bonds that are held under the book-entry system. In such event, one Bond of each maturity shall be issued to DTC and held under the FAST system or such other system as permitted by DTC. A book-entry system shall be employed, evidencing ownership of the Bonds in Authorized Denominations, with transfers of beneficial ownership effected on the records of DTC and the DTC Participants pursuant to rules and procedures established by DTC.

Each DTC Participant shall be credited in the records of DTC with the amount of such DTC Participant's interest in the Bonds. Beneficial ownership interests in the Bonds may be purchased by or through DTC Participants. The holders of these beneficial ownership interests are hereinafter referred to as the "Beneficial Owners." The Beneficial Owners shall not receive Bonds representing their beneficial ownership interests. The ownership interests of each Beneficial Owner shall be recorded through the records of the DTC Participant from which such Beneficial Owner purchased its Bonds. Transfers of Ownership interests in the Bonds shall be accomplished by book entries made by DTC and, in turn, by DTC Participants acting on behalf of Beneficial Owners. SO LONG AS CEDE & CO., AS NOMINEE FOR DTC, IS THE REGISTERED OWNER OF THE BONDS, THE TRUSTEE SHALL TREAT CEDE & CO. AS THE ONLY HOLDER OF THE BONDS FOR ALL PURPOSES UNDER THIS INDENTURE, INCLUDING RECEIPT OF ALL PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON THE BONDS, RECEIPT OF NOTICES, VOTING AND REQUESTING OR DIRECTING THE TRUSTEE TO TAKE OR NOT TO TAKE, OR CONSENTING TO, CERTAIN ACTIONS UNDER THIS INDENTURE.

Payments of principal, interest, premium, if any, and purchase price with respect to the Bonds, so long as DTC is the only Registered Owner of the Bonds, shall be paid by the Trustee directly to DTC or its nominee, Cede & Co. as provided in the Letter of Representations dated January 19, 2001 from the Company, the Remarketing Agent and the Trustee in its capacities as such and as Tender Agent and Paying Agent to DTC (the "Letter of Representations") with respect to the Bonds. DTC shall remit such payments to DTC Participants, and such payments thereafter shall be paid by DTC Participants to the Beneficial Owners. Neither the Company nor the Trustee shall be responsible or liable for payment by DTC to DTC Participants, for sending transaction statements or for maintaining, supervising or reviewing records maintained by DTC or DTC Participants.

In the event that (1) DTC determines not to continue to act as securities depository for the Bonds or (2) the Company determines that the continuation of the book-entry system of evidence and transfer of ownership of the Bonds would adversely affect the Company's interests or the interests of the Beneficial Owners of the Bonds, the Company shall discontinue the book-entry system with DTC with respect to the Bonds. If the Company fails to identify another qualified securities depository to replace DTC, the Trustee shall authenticate and deliver replacement Bonds in the form of fully registered Bonds to each Beneficial Owner upon the receipt of instructions from the Company.

THE COMPANY, THE REMARKETING AGENT, THE TENDER AGENT AND THE TRUSTEE SHALL NOT HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO DTC OR ANY DTC PARTICIPANT OR ANY BENEFICIAL OWNER WITH RESPECT TO (i) THE BONDS; (ii) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DTC PARTICIPANT; (iii) THE PAYMENT BY DTC OR ANY DTC PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON THE BONDS; (iv) THE DELIVERY OR TIMELINESS OF DELIVERY BY DTC OR ANY DTC PARTICIPANT OF ANY NOTICE DUE TO ANY BENEFICIAL OWNER THAT IS REQUIRED OR PERMITTED UNDER THE TERMS OF THIS INDENTURE TO BE GIVEN TO BENEFICIAL OWNERS; (v) THE SELECTION OF BENEFICIAL OWNERS TO RECEIVE PAYMENTS IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (vi) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC, OR ITS NOMINEE, CEDE & CO., AS REGISTERED OWNER.

In the event that a book-entry system of evidence and transfer of ownership of the Bonds is discontinued pursuant to the provisions of this Section, the Bonds shall be delivered solely as fully registered Bonds without coupons in the authorized denominations, shall be lettered "R" and numbered separately from 1 upward, and shall be payable, executed, authenticated, registered, exchanged and canceled pursuant to the provisions hereof.

The Trustee shall not be limited to utilizing a book-entry system maintained by DTC but may enter into a custody agreement (with the consent of the Company) with any bank or trust company serving as custodian (which may be the Trustee serving in the capacity of custodian) to provide for a book-entry or similar method for the registration and registration of transfer of all or a portion of the Bonds.

SO LONG AS A BOOK-ENTRY SYSTEM OF EVIDENCE OF TRANSFER OF OWNERSHIP OF ALL THE BONDS IS MAINTAINED IN ACCORDANCE HEREWITH, THE PROVISIONS OF THIS INDENTURE RELATING TO THE DELIVERY OF PHYSICAL BOND CERTIFICATES WITH RESPECT TO THE BONDS SHALL BE DEEMED INAPPLICABLE OR BE OTHERWISE SO CONSTRUED AS TO GIVE FULL EFFECT TO SUCH BOOK-ENTRY SYSTEM.

Section 208. Execution. The Bonds shall be executed by the manual or facsimile signature of the President or other authorized representative of the Company, and, if applicable, the seal of the Company shall be affixed, imprinted, lithographed or reproduced thereon and shall be attested by the manual or facsimile signature of the Secretary or Assistant Secretary of the Company.

Bonds executed as above provided may be issued and shall, upon request of the Company, be authenticated by the Trustee, notwithstanding that any officer signing such Bonds or whose facsimile signature appears thereon shall have ceased to hold office at the time of issuance or authentication or shall not have held office at the date of the Bond.

Section 209. Authentication. No Bond shall be valid for any purpose until the Trustee's Certificate of Authentication thereon shall have been duly executed as provided in this Indenture, and such authentication shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the Registered Owner thereof is entitled to the benefit of the trust hereby created, subject to the provisions of Section 203, Section 204(d) and Article XIII hereof.

Section 210. Payment of Principal and Interest; Interest Rights Preserved. The principal and redemption price of any Bond shall be payable, upon surrender of such Bond, at the principal corporate trust office of the Trustee. Interest on each Interest Payment Date shall be payable by check, mailed on the Interest Payment Date to the address of the person entitled thereto on the Regular Record Date or, if applicable, the Special Record Date, as such address shall appear in the Bond Register. Interest shall also be payable by wire transfer to any Registered Owner of Bonds in the principal amount of $500,000 or more at the written request of the Registered Owner received by the Trustee at least five days prior to the Regular Record Date or Special Record Date. If the Interest Payment Date is not a Business Day, interest shall be mailed or sent by wire transfer on the next succeeding Business Day as if made on the Interest Payment Date.

Interest on any Bond which is payable, but is not punctually paid or provided for, on any Interest Payment Date ("Defaulted Interest") shall forthwith cease to be payable to the Registered Owner of such Bonds on the relevant Regular Record Date solely by virtue of such Registered Owner having been such Registered Owner on the Regular Record Date, and such Defaulted Interest shall be paid, pursuant to Section 811 hereof, to the person in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be not more than 15 nor less than 10 days prior to the date of proposed payment. The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Registered Owner, at its address as it appears in the Bond Register, not less than 10 days prior to such Special Record Date.

Subject to the foregoing provisions of this Section 210, each Bond delivered under this Indenture upon transfer of or exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, on such other Bond.

Section 211. Persons Deemed Owners. The Company, the Trustee and the Bond Registrar may deem and treat the person in whose name any Bond is registered as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee or the Bond Registrar) for the purpose of receiving payment of or on account of the principal of (and premium, if any, on), and (subject to Section 210) interest on such Bond, and for all other purposes, and neither the Company, the Trustee nor the Bond Registrar shall be affected by any notice to the contrary. All such payments so made to any such Registered Owner, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

Section 212. Mutilated, Destroyed, Lost, Stolen or Undelivered Bonds. If any Bond shall become mutilated, the Company shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor and denomination in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of such mutilated Bond for cancellation, and the Company and the Trustee may require reasonable indemnity therefor. If any Bond shall be reported lost, stolen or destroyed, evidence as to the loss, theft or destruction thereof shall be submitted to the Company and the Trustee; and if such evidence shall be satisfactory to both and indemnity satisfactory to both shall be given, the Company shall execute, and thereupon the Trustee shall authenticate and deliver, a new Bond of like tenor and denomination. The cost of providing any substitute Bond under the provisions of this Section shall be borne by the Registered Owners for whose benefit such substitute Bond is provided. If any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, the Company may, with the consent of the Trustee, pay to the Registered Owner the principal amount of such Bond upon the maturity thereof and the compliance with the aforesaid conditions by such Registered Owner, without the issuance of a substitute Bond therefor.

The Company shall execute and the Trustee shall authenticate and deliver a substitute Bond in lieu of each Undelivered Bond.

Every substitute Bond issued pursuant to this Section 212 shall constitute an additional contractual obligation of the Company, whether or not the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

All Bonds shall be held and owned upon the express condition that the foregoing provisions are, to the extent permitted by law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost, stolen or undelivered Bonds and shall preclude any and all other rights or remedies.

Section 213. Temporary Bonds. Pending preparation of definitive Bonds, or by agreement with the purchasers of all Bonds, the Company may issue, and, upon request, the Trustee shall authenticate, in lieu of definitive Bonds one or more temporary printed or typewritten Bonds of substantially the tenor recited above in any denomination authorized under Section 202. Upon request of the Company, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

Section 214. Cancellation of Surrendered Bonds. Bonds surrendered for payment, redemption, transfer or exchange and Bonds surrendered to the Trustee by the Company for cancellation shall be cancelled by the Trustee and disposed of in accordance with the Trustee's document retention policies. Bonds purchased pursuant to Section 204 shall not be surrendered Bonds and, unless otherwise specifically provided in this Indenture, shall be Outstanding Bonds.

Section 215. Conditions of Initial Issuance. Prior to or simultaneously with the initial authentication and delivery of the Bonds by the Trustee, the Trustee shall have received written notice from the Bank that the conditions for the issuance of the Letter of Credit as set forth in Article VII of the Reimbursement Agreement have been satisfied and there shall be filed with the Trustee the following:

(a) From the Company, a copy, certified by the Secretary of the Company, of a resolution of the Company authorizing the issuance of the Bonds, and directing the authentication and delivery of the Bonds to or upon the order of the purchaser(s) therein named upon payment of the purchase price therein set forth.

(b) The Amendment No. 1 to the original executed Letter of Credit.

(c) Executed counterparts of the Reimbursement Agreement (as amended), the Remarketing Agreement, the Placement Agreement and this Indenture.

(d) An opinion of Counsel to the Company to the effect that the issuance of the Bonds and the execution and delivery of this Indenture, the Reimbursement Agreement, the Placement Agreement, and the Remarketing Agreement have been duly and validly authorized by the Company, that this Indenture, the Reimbursement Agreement, the Placement Agreement, and the Remarketing Agreement have been duly executed and delivered by the Company, and that the Bonds, this Indenture, the Reimbursement Agreement, the Placement Agreement, and the Remarketing Agreement, assuming due authorization, execution and delivery thereof by the other parties thereto, if any, and due registration and filing under federal and state securities laws or due exemption from any such requirements, are valid, binding and enforceable against the Company in accordance with their terms, subject to the qualification that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and limitations imposed by general principles of equity upon specific enforcement, injunctive relief or other equitable remedies.

When the documents mentioned in clauses (a) through (d) of this Section shall have been filed with the Trustee or the Credit Facility Issuer, as applicable, and when the Bonds shall have been executed as required by this Indenture, the Trustee shall authenticate the Bonds and deliver them to or upon the order of the purchaser(s) named in the resolution or resolutions mentioned in clause (a) of this Section but only upon payment to the Trustee for the account for the Company of the purchase price of the Bonds. The Trustee shall be entitled to rely conclusively upon such resolution or resolutions, or documents approved thereby, as to the name of the purchasers and the amount of such purchase price.

ARTICLE III

PURCHASE AND REMARKETING OF TENDERED BONDS

Section 301. Remarketings of Tendered Bonds.

(a) Not later than the close of business on the date the Tender Agent receives an Optional Tender Notice, the Tender Agent shall notify the Remarketing Agent and the Company by telephone, telex or telecopier, confirmed in writing to the Company and to the Remarketing Agent if requested, specifying the Optional Tender Date and the aggregate principal amount of Bonds to be purchased on the Optional Tender Date pursuant to such Optional Tender Notices.

(b) Not later than the close of business on the 10th day prior to a Conversion Date, the Trustee shall notify the Placement Agent or the Remarketing Agent, as applicable, and the Company by telephone, telex or telecopier, confirmed in writing to the Company and to the Placement Agent or Remarketing Agent if requested, specifying the aggregate principal amount of Bonds deemed tendered for mandatory purchase on such Conversion Date.

(c) Except as provided in paragraph (d) below and Section 305, upon receipt by the Remarketing Agent of notice from the Tender Agent pursuant to Section 301(a) or (b) hereof and by the Placement Agent of notice from the Trustee pursuant to Section 301(b) hereof, the Remarketing Agent or the Placement Agent, as the case may be, shall use its best efforts to arrange for the sale, at par plus accrued interest, if any, of such Bonds for settlement on the Optional Tender Date or Conversion Date, as applicable. At or before 4:00 p.m. on the Business Day preceding the Optional Tender Date or Conversion Date, the Remarketing Agent or the Placement Agent, as applicable, shall give notice by telephone, telecopier or telex, promptly confirmed in writing if requested, to the Trustee and the Tender Agent specifying the principal amount of such Bonds, if any, to be placed by it and to the Trustee the names, addresses and social security numbers or other tax identification numbers of the proposed purchasers thereof.

(d) Notwithstanding the provisions of paragraph (c) above, any Bond purchased pursuant to the terms of this Indenture after the date notice of redemption or conversion is given shall not be remarketed except to a buyer who agrees at the time of such purchase to tender such Bond for redemption or purchase on the redemption or purchase date.

(e) During any Variable Rate Period, the Remarketing Agent shall continue to use its best efforts to arrange for the sale, at par plus accrued interest, if any, of any Bonds purchased with moneys advanced under the Credit Facility pursuant to Section 302(a)(2) hereof; provided that Bonds purchased with moneys advanced under the Credit Facility shall not be resold unless (i) the Credit Facility has been reinstated by the amount drawn thereunder to pay the purchase price for such Bonds or will be concurrently reinstated by such amount from the proceeds of such sale upon delivery to the Credit Facility Issuer of the proceeds of such sale and any reinstatement certificate required to be delivered by the Trustee to such Credit Facility Issuer and (ii) the Credit Facility Issuer has given written release of such Bonds.

Section 302. Purchase of Bonds Delivered to Tender Agent.

(a) There is hereby established with the Tender Agent a Bond Purchase Fund out of which the purchase price for Bonds tendered for purchase on an Optional Tender Date, a Mandatory Purchase Date under Section 601(b) (a "Mandatory Purchase Date") or a Conversion Date shall be paid. There are hereby established in the Bond Purchase Fund two separate and segregated accounts, to be designated the "Remarketing Account" and the "Bank Account." Funds received from purchasers of Tendered Bonds (other than the Company, any Affiliate of the Company or the Credit Facility Issuer) shall be deposited by the Remarketing Agent or the Placement Agent, as the case may be, in the Remarketing Account. At or prior to 9:00 a.m. on each Optional Tender Date, Mandatory Purchase Date or any Conversion Date, the Remarketing Agent or the Placement Agent, as the case may be, shall deliver to the Tender Agent for deposit in the Remarketing Account of the Bond Purchase Fund immediately available funds, payable to the order of the Tender Agent, in an amount equal to the purchase price of the Bonds to be delivered to the Tender Agent that have been remarketed by the Remarketing Agent or placed by the Placement Agent as specified in the notice delivered pursuant to Section 301(c) hereof and shall verify that such Bonds were not remarketed to the Company, any Affiliate of the Company or the Credit Facility Issuer. Funds, if any, drawn by the Trustee under the Credit Facility pursuant to Section  302(b) below in an amount equal to the aggregate purchase price of Bonds tendered for purchase less the amount available in the Remarketing Account shall, at the direction of the Trustee, be delivered by the Credit Facility Issuer to the Tender Agent for deposit in the Bank Account of the Bond Purchase Fund. On each Optional Tender Date, Mandatory Purchase Date and on any Conversion Date, the Tender Agent shall effect the purchase, but only from the funds listed below, from the Registered Owners of such Bonds as are tendered or deemed tendered at a purchase price equal to the principal amount thereof, plus accrued interest, if any, to the date of purchase and such payment shall be made in immediately available funds. Funds for the payment of such purchase price shall be derived from the following sources in the order of priority indicated:

(1) proceeds of the remarketing of such Bonds pursuant to Section 301(c) hereof which constitute Available Moneys;

(2) moneys furnished by the Trustee to the Tender Agent representing proceeds of a drawing by the Trustee under the Credit Facility; and

(3) any other moneys available for such purposes.

(b) The Tender Agent shall advise the Trustee by telex or telecopier and shall advise the Credit Facility Issuer by telephone, in each case no later than 9:15 a.m., on each Optional Tender Date, Mandatory Purchase Date or Conversion Date, as the case may be, of the amount of any drawing under the Credit Facility necessary to make full and timely payments hereunder. The Trustee shall promptly (and in no event later than 9:30 am) take all action necessary to draw on the Credit Facility the specified amount. All amounts received from a drawing under the Credit Facility shall be held by the Tender Agent in the Bank Account pending application of such moneys as provided in this Article III. The Trustee shall provide to the Tender Agent the funds referred to in Section 302(a)(2) prior to the time the Tender Agent is required to apply such funds to effect the purchase of Bonds and shall notify the Tender Agent promptly after receipt of notice from the Credit Facility Issuer reinstating the Credit Facility. The Remarketing Agent shall deliver funds from the sale of Bonds held by the Credit Facility Issuer as pledgee of the Company pursuant to Section 301(e) to the Tender Agent for deposit in the Remarketing Account, which funds shall be promptly paid by the Tender Agent on behalf of the Company to the Credit Facility Issuer as reimbursement under the Reimbursement Agreement. The Tender Agent shall notify the Trustee of any such reimbursement and the Trustee shall promptly deliver to the Credit Facility Issuer any reinstatement certificate required by the Credit Facility.

Section 303. Delivery of Purchased Bonds.

(a) Bonds purchased shall be delivered as follows:

(1) Bonds placed by the Remarketing Agent or the Placement Agent pursuant to Section 301(c) hereof shall be delivered by the Tender Agent thereof to the Remarketing Agent or the Placement Agent, as the case may be, on behalf of the purchasers thereof.

(2) Bonds purchased with moneys described in Section 302(a)(2) shall be delivered to the Credit Facility Issuer as pledgee of the Company pursuant to the terms of the Reimbursement Agreement or to the Credit Facility Issuer's designee.

(b) Except as otherwise set forth herein, Bonds delivered as provided in this Section 303 shall be registered by the Bond Registrar in the manner directed by the recipient thereof.

(c) In the event that any Bond to be delivered to the Tender Agent is not delivered by the Registered Owner thereof on or prior to the Optional Tender Date, Mandatory Purchase Date or the Conversion Date, as the case may be, and there has been irrevocably deposited with the Tender Agent an amount sufficient to pay the purchase price thereof, which amount may be held by the Tender Agent in a non-interest bearing account, the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver a substitute Bond in lieu of the Undelivered Bond and the Bond Registrar shall register such Bond in the name of the purchaser thereof.

(d) Notwithstanding the foregoing, Bonds purchased with funds identified in Section 302(a)(2) hereof shall be held by the Credit Facility Issuer or the Tender Agent and shall not be delivered to subsequent purchasers thereof or any other person until the Trustee has notified the Tender Agent that the Credit Facility has been reinstated to the extent of the purchase price of such Bonds and that the Credit Facility Issuer has provided written notice of the release of such Bonds. Such Bonds shall not bear interest under the terms of the Indenture until such Bonds are released by the Credit Facility Issuer.

Section 304. Delivery of Proceeds of Sale of Remarketed Bonds. The proceeds of the placement by the Remarketing Agent of any Bonds delivered to the Tender Agent on any Optional Tender Date or by the Placement Agent or Remarketing Agent of Bonds tendered or deemed tendered on the Mandatory Purchase Date or Conversion Date shall be paid first, to the tendering Registered Owners of such Bonds; second, to the Credit Facility Issuer, to the extent of any amounts drawn under the Credit Facility in connection with the payment of the purchase price for such Bonds and not reimbursed to the Credit Facility Issuer as of the time of sale of such Bonds; and third, to the Company.

Section 305. No Remarketing After Certain Events. Anything in this Indenture to the contrary notwithstanding, there shall be no remarketing of Bonds pursuant to this Article III after the principal of the Bonds shall have been accelerated pursuant to Section 802 hereof.

  V

INITIAL PROCEEDS, REVENUES AND APPLICATION THEREOF

Section 401. Initial Proceeds to Be Paid Over to Trustee. The Company shall cause the initial proceeds of the sale of the Bonds to be paid directly to the Trustee. The Trustee shall establish a special fund to be designated "Fresh Advantage, Inc. Refunding Fund" (the "Refunding Fund"). Moneys in the Refunding Fund shall be used by the Trustee to refund the Prior Bonds and pay costs of issuance relating to the Bonds upon the written request of the Company as set forth in Exhibit A attached hereto and made a part hereof. In addition, the Company shall deposit $55,350 of its own funds into the Refunding Fund.

Section 402. The Bond Fund

(a) There is hereby established with the Trustee a special fund to be designated "Fresh Advantage, Inc. Taxable Variable Rate Demand Bonds Bond Fund" (the "Bond Fund"), the moneys in which (1) in accordance with Section 402(c), the Trustee shall apply to pay (i) the principal or redemption price of Bonds as they mature or become due, upon surrender thereof, and (ii) the interest on the Bonds as it becomes payable or (2) the Trustee shall hold and invest at the direction of the Company, and shall distribute in accordance with the terms hereof. There are hereby established with the Trustee within the Bond Fund two separate and segregated accounts, to be designated the "Repayments Account," and the "Credit Facility Account."

(b) There shall be deposited into the accounts of the Bond Fund from time to time the following:

(1) into the Repayments Account, (i) all payments of principal of, redemption price of or interest on the Bonds, and (ii) all other moneys received by the Trustee under and pursuant to the provisions of this Indenture, when accompanied by written directions from the person depositing such moneys that such moneys are to be paid into such account of the Bond Fund. All amounts deposited in the Repayments Account shall be segregated and held, with the earnings thereon, separate and apart from other funds in the Bond Fund until such amounts become Available Moneys. At such time as funds deposited in the Repayments Account become Available Moneys, they may be commingled with other Available Moneys in the Repayments Account; and

(2) into the Credit Facility Account, all moneys drawn by the Trustee under the Credit Facility to pay the principal or redemption price of and interest on the Bonds.

(c) Except as provided in Section 811 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal or redemption price of and interest on the Bonds whether for acceleration, redemption or otherwise, from the following sources but only in the following order of priority:

(1) moneys drawn under the Credit Facility and held in the Credit Facility Account, provided that in no event shall moneys held in the Credit Facility Account be used to pay any amounts due on Bonds which are held by or for the account of the Company, including without limitation, Bonds pledged to the Credit Facility Issuer, or to pay any portion of the redemption premiums required pursuant to Section 601(a)(2) unless such Credit Facility provides for payment of such premiums;

(2) moneys held in the Repayments Account to the extent such amounts qualify as Available Moneys; and

(3) any other moneys furnished to the Trustee for deposit in the Bond Fund.

(d) On the Business Day preceding each date on which principal or redemption price of or interest on the Bonds is due and payable (each, a "Payment Date"), the Trustee shall notify the Company and the Credit Facility Issuer in writing of the amounts of principal and redemption price and interest on the Bonds due on such Payment Date. Not later than 9:30 a.m. on each Payment Date, the Trustee shall present a draft or drafts under the Credit Facility in the amounts due and payable on the Bonds. Such funds shall be wired by the Credit Facility Issuer to be deposited in the Credit Facility Account and payments due under the Bonds shall be made by the Trustee in accordance with Section 210 and Section 402(c) hereof. Following such payment to the Registered Owners, the Trustee shall, on behalf of the Company, promptly pay moneys on deposit in the Repayments Account in an amount equal to the amount of such drawing or drawings to the Credit Facility Issuer as reimbursement to the Credit Facility Issuer under the terms of the Reimbursement Agreement; provided, however, the Company may, at its option, reimburse the Credit Facility Issuer directly pursuant to the terms of the Reimbursement Agreement. So long as a Credit Facility is in effect and has not been wrongfully dishonored, and no amounts are owed by the Company to the Credit Facility Issuer under the Reimbursement Agreement, any amounts remaining in the Repayments Account on the Business Day next following an Interest Payment Date shall be paid to the Company upon request with the consent of the Credit Facility Issuer.

Section 403. Initial Proceeds and Revenues to Be Held for All Registered Owners; Certain Exceptions. The initial proceeds of the sale of the Bonds and the other moneys held in Refunding Fund and the Bond Fund shall, until applied as provided in this Indenture, be held by the Trustee in trust for the benefit of the Registered Owners of all Outstanding Bonds, except that any moneys representing the principal or redemption price of any Bonds, and interest on any Bonds previously matured or called for redemption in accordance with Article VI of this Indenture, shall be held for the benefit of the Registered Owners of such Bonds only.

ARTICLE V

DEPOSITARIES OF MONEYS, SECURITY FOR DEPOSITS AND INVESTMENT OF FUNDS

Section 501. Security for Deposits. All moneys deposited with the Trustee under the provisions of this Indenture shall be held in trust and applied only in accordance with the provisions of this Indenture and shall not be subject to lien (other than the lien created hereby) or attachment by any creditor of the Trustee or the Company.

Section 502. Investment of Moneys. At the request and the direction of the Company (confirmed in writing), moneys held for the credit of the Bond Fund (including any amount therein) shall be invested and reinvested by the Trustee in Investment Obligations which shall mature not later than the respective dates when the moneys held for the credit of the Bond Funds will be required for the purposes intended, provided that moneys held in the Credit Facility Account of the Bond Fund shall be invested and reinvested by the Trustee only in Government Obligations which shall mature not later than the date on which such moneys will be required to be paid. The Trustee shall be entitled to rely on instructions from the Company. The Trustee shall be fully protected in relying solely upon the directions of the Company in making investments of funds held hereunder.

Obligations so purchased as an investment of moneys in any Fund shall be deemed at all times to be a part of such Fund, and the interest accruing thereon and any profit realized from such investment shall be credited to the Bond Fund, and any loss resulting from such investment shall be charged to such Fund. The Trustee shall sell at market price or present for redemption any obligation so purchased whenever it shall be necessary so to do in order to provide cash to meet any payment or transfer from any such Fund or account. The Trustee shall not be liable or responsible for any loss resulting from any such investment or the sale of any such investment made pursuant to the terms of this Section.

For the purpose of the Trustee's determination of the amount on deposit to the credit of the Bond Fund, obligations in which moneys in the Bond Fund have been invested shall be valued at the lower of cost or market.

The Trustee may make any and all investments permitted by this Section through its own bond or investment department, unless otherwise directed in writing by the Company, and absent written direction from the Company, the Trustee shall invest in Investment Obligations subject to the limitation regarding the Credit Facility Account in the first paragraph of Section 502.

Section 503. The Credit Facility.

(a) Initial Letter of Credit. The Letter of Credit shall be a direct pay letter of credit and shall provide for direct payments to or upon the order of the Trustee as hereinafter set forth and shall be the irrevocable obligation of the Bank to pay to or upon the order of the Trustee, upon request and in accordance with the terms thereof, an amount of $9,187,500 of which (a) $9,000,000 shall support the payment of principal on the Bonds when due and that portion of the purchase price corresponding to principal of Tendered Bonds not remarketed on any Optional Tender Date or sold on any Conversion Date, and (b) $187,500 shall support the payment of up to 50 days' interest at an assumed rate of 15% per annum on the Bonds when due and that portion of the purchase price corresponding to interest on Tendered Bonds not remarketed on any Optional Tender Date or sold on any Conversion Date.

The Letter of Credit shall terminate automatically on the earliest of (i) the date on which a drawing under the Letter of Credit has been honored upon the maturity or acceleration of the Bonds or redemption of all the Bonds, (ii) the second day after the date that the Credit Facility Issuer receives a certificate stating that the Bonds have been converted to a Fixed Rate, (iii) the date on which the Bank receives notice from the Trustee that an Alternate Credit Facility is substituted for the Letter of Credit and is in effect, (iv) the date on which the Bank receives notice from the Trustee that there are no longer any Bonds Outstanding, or (v) the expiration date stated in the Letter of Credit as it may be extended pursuant to the terms thereof.

The Bank's obligation under the Letter of Credit may be reduced to the extent of any drawing thereunder, subject to reinstatement as provided therein. The Letter of Credit shall provide that, with respect to a drawing by the Trustee solely to pay interest on the Bonds on any Interest Payment Date, if the Trustee shall not have received from the Bank within ten days from the date of such drawing a notice by telecopier, by telex or in writing that the Bank has not been reimbursed, the Trustee's right to draw under the Letter of Credit with respect to the payment of interest shall be reinstated on or before the 11th calendar day following such drawing in an amount equal to such drawing. With respect to any other drawing by the Trustee, the amount available under the Letter of Credit for payment of the principal, purchase price or redemption price of the Bonds and interest on the Bonds shall be reinstated in an amount equal to any such drawing but only to the extent that the Bank is reimbursed in accordance with the terms of the Reimbursement Agreement for the amounts so drawn.

The Letter of Credit shall provide that if, in accordance with the terms of the Indenture, the Bonds shall become or be declared immediately due and payable pursuant to any provision of the Indenture, the Trustee shall be entitled to draw on the Letter of Credit to the extent that the amounts are available thereunder to pay the aggregate principal amount of the Bonds then Outstanding plus an amount of interest not to exceed 50 days.

(b) Expiration. Unless all of the conditions of Section 503(d) have been met at least 35 days before the Interest Payment Date next preceding the expiration date of a Credit Facility, the Trustee shall call the Bonds for redemption in accordance with Section 601(b). If at any time there shall cease to be any Bonds Outstanding hereunder, the Trustee shall promptly surrender the then current Credit Facility to the Credit Facility Issuer for cancellation. The Trustee shall comply with the procedures set forth in the Credit Facility relating to the termination thereof.

(c) Alternate Credit Facilities. While the Bonds bear interest at the Variable Rate, the Company may, at its option, provide for the delivery to the Trustee of an Alternate Credit Facility by providing 35 days' written notice to the Trustee and Remarketing Agent. On or before the date of delivery of an Alternate Credit Facility, the Company shall furnish to the Trustee (i) an opinion of Counsel stating that the delivery of such Alternate Credit Facility to the Trustee is authorized under this Indenture and complies with the terms hereof and that such Alternate Credit Facility is enforceable against the Credit Facility Issuer thereof in accordance with its terms, (ii) if the Bonds are not then rated by Moody's or S&P, an opinion of Counsel stating that payments of principal and interest on the Bonds with the proceeds of a draw under the Alternate Credit Facility in accordance with the terms of the Indenture will bot be recoverable from the Holders of the Bonds pursuant to Section 550 of the Bankruptcy Code as avoidable preferential payments under Section 547 of the Bankruptcy Code upon the occurrence of an Event of Bankruptcy, and (iii) if the Bonds are rated by Moody's and/or S&P, written evidence from Moody's, if the Bonds are rated by Moody's, and from S&P, if the bonds are rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Alternate Credit Facility and that the substitution of the proposed Alternate Credit Facility for the then current Credit Facility will not, by itself, result in (A) a permanent withdrawal of its rating of the Bonds or (B) a reduction of the then current rating of the Bonds, or if the Bonds are not rated by Moody's and/or S&P, written evidence that the commercial paper of the bank or institution issuing the proposed Alternate Credit Facility is rated P-1 or higher by Moody's or A-1 or higher by S&P. The Trustee shall then accept such Alternate Credit Facility and surrender the previously held Credit Facility to the previous Credit Facility Issuer for cancellation promptly on or before the 15th day after the Alternate Credit Facility becomes effective. Notwithstanding the foregoing, the Trustee shall have made such drawings, if any, and taken such other actions, if any, thereunder as shall be required under this Indenture in order to provide sufficient money for payment of the purchase price of Bonds tendered or deemed tendered on the Credit Substitution Date to the extent necessary pursuant to Section 302(a), and shall have received the proceeds of such drawing from the Credit Facility Issuer.

(d) Notices of Substitution or Replacement of Credit Facility.

(1) The Trustee shall, at least 30 days prior to the proposed replacement of a Credit Facility with an Alternate Credit Facility, give notice thereof by first class mail to Registered Owners of the Bonds.

(2) The Trustee shall promptly give notice of any replacement of the Credit Facility to the Issuer, the Tender Agent and the Remarketing Agent.

ARTICLE VI

REDEMPTION OR PURCHASE OF BONDS

Section 601. Redemption or Purchase Dates and Prices. The Bonds shall be subject to redemption, and, in certain instances, to purchase, prior to maturity in the amounts, at the times and in the manner provided in this Article VI. Payments of the redemption price or the purchase price of any Bond shall be made only upon the surrender to the Trustee or the Tender Agent as required hereunder of any Bond so redeemed or purchased.

(a) Optional Redemption.

(1) Optional Redemption During Variable Rate Period. While the Bonds bear interest at a Variable Rate, the Bonds shall be subject to redemption on any Interest Payment Date, at the option of the Company, but only upon at least 45 days prior written direction of the Company delivered to the Trustee, with the prior written consent of the Credit Facility Issuer (which may not be unreasonably withheld), in whole or in part, at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest on the redemption date.

(2) Optional Redemption With Premium During Fixed Rate Period. While the Bonds bear interest at the Fixed Rate, the Bonds shall be subject to redemption, at the option and upon the written direction of the Company delivered to the Trustee at least 45 days prior to the date set for redemption, in whole or in part, on any Interest Payment Date occurring on or after the dates set forth below, at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below plus accrued interest to the redemption date as follows:

Commencement of Fixed Rate Redemption Period	Redemption Period
Four years from the Fixed Rate Conversion Date	103%, declining by 1/2% on each succeeding anniversary of the first day of the Fixed Rate Redemption Period until reaching 100% and thereafter at 100%

(b) Extraordinary Mandatory Redemption or Purchase. The Bonds shall be subject to mandatory redemption or purchase in whole during any Variable Rate Period at 100% of the principal amount thereof, without premium, plus accrued interest, if any, thereon to the date of redemption, on the Interest Payment Date occurring closest to but not less than 15 days prior to the date of expiration of the then current Credit Facility, unless an Alternate Credit Facility has been provided in accordance with Article V hereof. The Company shall notify the Trustee with a copy to the Credit Facility Issuer, Remarketing Agent and Tender Agent, of its election to purchase Bonds under this Section 601(b).

(c) Mandatory Purchase on Conversion Date. As provided in Section 203(a), the Bonds shall be subject to mandatory purchase at 100% of the principal amount thereof, without premium, plus accrued interest, if any, thereon to the date of purchase, on any Conversion Date.

(d) Mandatory Purchase on Credit Substitution. The Bonds are subject to mandatory tender for purchase on the date that the Trustee accepts an Alternate Credit Facility at 100% of the principal amount thereof, without premium, during any Variable Rate Period, plus accrued interest, if any therein to the date of purchase.

Section 602. Company Direction of Optional Redemptions. So long as a Credit Facility is then held by the Trustee, the Trustee shall only call Bonds for optional redemption if it has Available Moneys in the Repayments Account of the Bond Fund or has been notified by the Credit Facility Issuer that the Trustee will receive moneys pursuant to the Credit Facility, in the aggregate, sufficient to pay the redemption price of the Bonds to be called for redemption, plus accrued interest thereon. No optional redemptions shall be effected at the option of the Company during the Variable Rate Period under this Article VI without the prior written consent of the Credit Facility Issuer, which consent shall not be unreasonably withheld.

Section 603. Selection of Bonds to be Called for Redemption or Purchase. Except as otherwise provided herein or in the Bonds, if less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption or purchase shall be selected by the Trustee in the following order of priority: first, bonds pledged to the Credit Facility Issuer pursuant to the Reimbursement Agreement, second, Bonds owned by the Company and third, Bonds selected by lot from among the Registered Owners of less than $1,000,000 in aggregate principal amount; provided that if there are no such Registered Owners, or if after selection from among such Registered Owners such selection has resulted in redemption of less than a sufficient amount of Bonds or in Bonds outstanding in unauthorized denominations, then the remaining amount of Bonds to be redeemed shall be selected from among the Registered Owners of $1,000,000 or more in aggregate principal amount of Bonds. In no event shall the Trustee select Bonds for redemption if such redemption will result in any Registered Owner owning Bonds in principal amounts other than in authorized denominations under Section 202(a) hereof. If a redemption cannot be effected to result in such authorized denominations, the Trustee shall select Bonds for redemption by lot and the denomination of the remaining Bonds outstanding shall be deemed authorized under Section 202(a) hereof.

Section 604. Notice of Redemption or Purchase.

(a) When required to redeem or purchase Bonds under any provision of this Article VI, or when directed to do so by the Company, the Trustee shall cause notice of the redemption or purchase to be given not more than 60 days and not less than 30 days prior to the redemption or purchase date by mailing a copy of all notices of redemption or purchase by first class mail, postage prepaid, to all Registered Owners of Bonds to be redeemed or purchased at their addresses shown on the Bond Register. Failure to mail any such notice or any defect in the mailing thereof in respect of any Bond shall not affect the validity of the redemption or purchase of any other Bond. Notices of redemptions or purchases shall also be mailed to the Remarketing Agent and the Credit Facility Issuer, if any. Any such notice shall be given in the name of the Company, shall identify the Bonds to be redeemed or purchased (and, in the case of partial redemption or purchase of any Bonds, the respective principal amounts thereof to be redeemed or purchased), shall specify the redemption or purchase date, and shall state that on the redemption or purchase date the redemption or purchase price of the Bonds called for redemption will be payable at the principal corporate trust office of the Trustee, or in the case of mandatory purchases pursuant to Section 601(b) at the office of the Tender Agent and that from that date interest will cease to accrue. The Trustee may use "CUSIP" numbers in notices of redemption or purchase as a convenience to Registered Owners, provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of redemption or purchase and that reliance may be placed only on the identification numbers containing the prefix established under the Indenture.

(b) With respect to any notice of redemption of Bonds in accordance with Section 601(c), such notice shall also specify the date of the expiration of the term of the Credit Facility.

(c) If at the time of mailing of notice of any optional redemption, there shall not have been deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, such notice may state that it is conditional on the deposit of Available Moneys with the Trustee not later than the redemption date, and such notice shall be of no effect unless such moneys are so deposited. Provided, further, the notice may state that if the Trustee does not have sufficient Available Moneys on the redemption date, such redemption shall not occur.

(d) Upon redemption of less than all of the Bonds, the Trustee shall furnish to the Credit Facility Issuer a notice in the form specified by the Credit Facility Issuer to reduce the coverage provided by the Credit Facility and upon redemption of all of the Bonds, the Trustee will surrender the Credit Facility to the Credit Facility Issuer for cancellation.

(e) Purchases under Section 601(b) hereof shall be in accordance with Section 503(d).

Section 605. Bonds Redeemed or Purchased in Part. Any Bond which is to be redeemed or purchased only in part shall be surrendered at a place stated in the notice provided for in Section 604 (with due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Registered Owner thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Registered Owner of such Bond without service charge, a new Bond or Bonds, of any authorized denomination as requested by such Registered Owner in aggregate principal amount equal to and in exchange for the unredeemed and unpurchased portion of the principal of the Bond so surrendered.

ARTICLE VII

PARTICULAR REPRESENTATIONS, WARRANTIES, COVENANTS AND PROVISIONS

Section 701. Company Representations, Warranties and Covenants by the Company.

The Company represents, warrants and covenants as follows (provided that an incorrect representation shall not subject the Company to liability for punitive damages):

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in such state, has legal authority to enter into and to perform the agreements and covenants on its part contained in the Bond Documents to which it is a party, and has duly authorized the execution, delivery and performance of the Bond Documents to which it is a party.

(b) The issuance of the Bonds, the execution and delivery of the Bond Documents to which it is a party, the consummation of the transactions contemplated thereby, and the fulfillment of or compliance with the terms and conditions thereof do not and will not violate, conflict with or constitute a breach of or default under or require any consent (except for such consents and approvals as have heretofore been obtained) pursuant to the Articles of Incorporation or By-Laws of the Company, any law or regulation of the United States or the State (other than federal and state securities laws requiring registration or filing of the Bonds or qualification of the Indenture under the Trust Indenture Act of 1939) or, to the best knowledge of the Company, of any other jurisdiction presently applicable to the Company, any order of any court, regulatory body or arbitral tribunal or any agreement or instrument to which the Company is a party or by which it or any of its property is bound.

(c) The Company will cause the proceeds of the Bonds to be used for the purposes set forth herein.

(d) Assuming due authorization, execution and delivery by the other parties thereto and due registration and filing under federal and state securities laws or due exemption from any such requirements, when executed and delivered, the Bond Documents to which the Company is a party will be the valid and binding obligations or agreements of the Company enforceable in accordance with their respective terms, subject to limitations imposed by general principles of equity affecting the remedies provided for in the Bond Documents.

(e) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body now pending, or to the knowledge of the Company, threatened against or affecting the Company or any properties or rights of the Company which, if adversely determined, would materially impair the right of the Company to carry on its business substantially as now conducted or would materially adversely affect the financial condition, business or operations of the Company or the transactions contemplated by, or the validity of, any of the Bond Documents.

(f) The Company has filed all federal, state and local tax returns which are required to be filed by it and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, and no controversy in respect of additional income taxes, state or federal, of the Company is pending or, to the knowledge of the Company, threatened which has not heretofore been disclosed in writing to the Trustee and which, if adversely determined, would materially and adversely affect the financial condition or operations of the Company.

(g) None of the Bond Documents to which the Company is a party contains any misrepresentation or untrue statement of a material fact relating to the Company or the Project or omits to state a material fact relating to the Company or the Project necessary in order to make any such representation or statement contained therein not misleading.

(h) The Company possesses all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business as now conducted, without known conflict with any patent, license, trademark, trade name or copyrights of any other Person.

(i) No approval, consent or authorization of, or registration, declaration or filing (other than registration and filing under federal and state securities laws) with any governmental or public body or authority is required in connection with the valid execution, delivery and performance by the Company of the Bond Documents to which it is a party which has not heretofore been obtained.

All of the above representations, warranties and covenants shall survive the execution of this Indenture and the issuance of the Bonds.

Section 702. Covenant to Pay Bonds. The Company covenants that it will promptly pay the principal of and interest on and other amounts payable under the Bonds at the places, on the dates and in the manner provided herein and in the Bonds according to the true intent and meaning thereof. The obligation of the Company to make the payments required under the Bonds shall be absolute and unconditional. The Company will pay without abatement, diminution or deduction (whether for taxes or otherwise) all such amounts regardless of any cause or circumstance whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim that the Company may have or assert against the Trustee or any Bondholder.

Section 703. Covenants to Perform Obligations under this Indenture. The Company covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in the Bonds executed and delivered hereunder and in all proceedings of the Company pertaining thereto and will faithfully observe and perform at all times any and all covenants, undertakings, stipulations and provisions of this Indenture on its part to be observed or performed.

Section 704. Existence, Sale of Assets, Consolidation or Merger. Unless the Trustee consents in writing, the Company will maintain its existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not enter into any transaction of merger or consolidation; provided, however, so long as the Credit Facility is in full force and effect and no default has occurred thereunder, the Credit Facility Issuer may approve any dissolution, sale or merger relating to the Company so long as the Company promptly notifies the Trustee thereof.

Section 705. Default Certificates. The Company shall deliver to the Trustee forthwith, upon obtaining knowledge of an Event of Default hereunder or the Reimbursement Agreement, or an event which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both, a certificate of the Company specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

Section 706. Notification to Trustee. The Company shall notify the Trustee in writing promptly, but in any event within five Business Days, of the occurrence of any of the following, with respect to the Company:

(a) any levy of an attachment, execution or other process against its assets, which may have a Material Adverse Effect on the Company;

(b) any change in any existing agreement or contract which may have a Material Adverse Effect on the Company; and

(c) any change in ownership of the Company which results in a change of control of the Company.

Section 707. Observe Laws. The Company shall comply in all material respects with all applicable laws, regulations and other valid requirements of any regulatory authority with respect to its operations.

Section 708. Assignment of Indenture by the Company. Except with the prior written consent of the Credit Facility Issuer and the Trustee, the rights of the Company under this Indenture may not be assigned.

Section 709. Inspection of Bond Register. At reasonable times and upon reasonable regulations established by the Bond Registrar, the Bond Register may be inspected and copied by and at the expense of the Company or any Registered Owner.

ARTICLE VIII

DEFAULT AND REMEDIES

Section 801. Defaults. Each of the following events is hereby declared an "Event of Default":

(a) Payment of interest on any of the Bonds shall not be made when the same shall become due; or

(b) Payment of the principal or redemption price of any of the Bonds shall not be made when the same shall become due, whether at maturity or upon call for redemption or otherwise; or

(c) The failure of the Company to perform any of its obligations, or the breach by the Company of its obligations, under Sections 705 or 706 hereof; or

(d) The occurrence of an "Event of Default" or "event of default" under any of the other Bond Documents; or

(e) Any representation or warranty of the Company contained herein, or in any document, instrument or certificate delivered pursuant hereto or in connection with the issuance and sale of the Bonds, shall be false or misleading in any material respect on the date as of which made; or

(f) The commencement against the Company of an involuntary case under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or of any action or proceeding for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or for the winding-up or liquidation of its affairs and the continuance of any such case, action, or proceeding unstayed and in effect for a period of 60 consecutive days; or

(g) The commencement by the Company of a voluntary case under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to, or its acquiescence in the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of or the consent by it to any assignment for the benefit of creditors, or the taking of any action by the Company in furtherance of any of the foregoing; or

(h) The Trustee receives written notice from the Credit Facility Issuer that an "Event of Default" under the Reimbursement Agreement has occurred and has not been waived or cured; or

(i) The Trustee receives, on or before the close of business on the tenth day following a drawing under a Credit Facility to pay interest on the Bonds, notice by telecopier, by telex or in writing from the Credit Facility Issuer that the Credit Facility has not been reinstated for the amount so drawn; or

(j) Payment of the purchase price of any Bond tendered pursuant to Section 204 is not made when payment is due; or

(k) The Company shall default in the due and punctual performance of any of the covenants, conditions, agreements and provisions contained in the Bonds or in this Indenture on the part of the Company to be performed other than as referred to in the preceding paragraphs of this Section; provided, however, that such default under this subsection (m) shall not constitute an Event of Default until written notice specifying such default and requiring the same to be remedied shall have been given to the Company by the Trustee, which may give notice in the Trustee's discretion and shall give such notice at the written direction of the Registered Owners of not less than 25% in aggregate principal amount of Bonds then Outstanding, and the Company shall have had 30 days after receipt of such notice to correct said default and shall not have corrected said default within the applicable period.

Section 802. Acceleration and Annulment Thereof. Subject to the requirement that the Credit Facility Issuer's consent to any acceleration must be obtained in the case of an Event of Default described in subsections (c), (d), (e), (f), (g), or (k) of Section 801 hereof, upon the occurrence of an Event of Default, the Trustee may, and upon (i) the written request of the Registered Owners of not less than 25% in aggregate principal amount of Bonds then Outstanding, (ii) the written request of the Credit Facility Issuer, or (iii) the occurrence of an Event of Default described in Section (a), (b), (h), (i) or (j) of Section 801 hereof, the Trustee shall, by written notice to the Company, declare the entire unpaid principal of and interest on the Bonds due and payable; and upon such declaration, the said principal, together with interest accrued thereon, shall become payable immediately at the place of payment provided therein, anything in this Indenture or in the Bonds to the contrary notwithstanding. Upon the occurrence of any acceleration hereunder, the Trustee shall, to the extent it has not already done so, immediately draw upon the Credit Facility to the extent permitted by the terms thereof, and payment shall be made to Registered Owners as soon as practicable. Interest on the Bonds shall cease to accrue upon the declaration of acceleration by the Trustee.

Immediately after any acceleration because of the occurrence of an Event of Default under Sections 801(a), (b), (h), (i) or (j), the Trustee shall notify in writing the Company and the Credit Facility Issuer of the occurrence of such acceleration. Within five days of the occurrence of any acceleration hereunder, the Trustee shall notify by first class mail, postage prepaid, the Registered Owners of all Bonds then Outstanding of the occurrence of such acceleration.

If, after the principal of the Bonds has become due and payable, all arrears of interest upon the Bonds are paid by the Company, and the Company also performs all other things in respect to which it may have been in default hereunder and pays the reasonable charges of the Trustee and the Registered Owners, including reasonable attorneys' fees, then, and in every such case, the Credit Facility Issuer or the Majority Registered Owners, by written notice to the Company and the Trustee, may annul such acceleration and its consequences, and such annulment shall be binding upon the Trustee and upon all Registered Owners of Bonds, issued hereunder; provided, however, that the Trustee shall not annul any acceleration without the consent of the Credit Facility Issuer unless such acceleration has resulted from the failure of the Credit Facility Issuer to honor a proper draw for payment under the Credit Facility.

Notwithstanding the foregoing, the Trustee shall not annul any acceleration which has resulted from an Event of Default resulting in a drawing under the Credit Facility unless the Trustee has received written notice that the Credit Facility has been reinstated in accordance with its terms to an amount equal to the principal amount of the Bonds then Outstanding plus 50 days' interest accrued thereon (210 days' interest if the Bonds then bear interest at the Fixed Rate) at an annual rate of 15% per annum. The Trustee shall forward a copy of any notice from Registered Owners received by it pursuant to this paragraph to the Company. Immediately upon such annulment, the Trustee shall cancel, by notice to the Company, any demand for payment of the Bonds made by the Trustee pursuant to this Section 802.

Section 803. Trustee Exercising Rights. In exercising the rights given the Trustee under this Article VIII, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 902 hereof, would best serve the interests of the Registered Owners. It is the intention of the parties hereto that the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights or powers.

Section 804. Legal Proceedings by Trustee. If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the Credit Facility Issuer or the Registered Owners of not less than 25% in aggregate principal amount of all Bonds then Outstanding and receipt of indemnity to its satisfaction shall, in its own name:

(a) By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Registered Owners hereunder;

(b) Bring suit upon the Bonds and the Credit Facility (but only to the extent the Credit Facility Issuer shall have wrongfully dishonored drawings made in strict conformity with the terms thereof); and

(c) By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Registered Owners.

Section 805. Discontinuance of Proceedings by Trustee. If any proceeding commenced by the Trustee on account of any default is discontinued or is determined adversely to the Trustee, then the Company, the Credit Facility Issuer, the Trustee and the Registered Owners shall be restored to their former positions and rights hereunder as though no proceedings had been commenced.

Section 806. Credit Facility Issuer or Registered Owners May Direct Proceedings. Anything to the contrary in this Indenture notwithstanding, either the Credit Facility Issuer, if a Credit Facility is in effect, or the Majority Registered Owners shall have the right, after furnishing indemnity satisfactory to the Trustee, to direct the method and place of conducting all remedial proceedings by the Trustee hereunder, provided that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudice the rights of minority Registered Owners; provided, however, the consent of the Credit Facility Issuer shall not be required if the Credit Facility Issuer has failed to honor any draws under the Credit Facility.

Section 807. Limitations on Actions by Registered Owners. No Registered Owner shall have any right to bring suit on the Credit Facility. No Registered Owner shall have any right to pursue any other remedy hereunder unless:

(a) the Trustee shall have been given written notice of an Event of Default;

(b) the Registered Owners of not less than 25% in aggregate principal amount of all Bonds then Outstanding shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names;

(c) the Trustee shall have been offered indemnity satisfactory to it against costs, expenses and liabilities, except that no offer of indemnification shall be required for a declaration of acceleration under Section 802 or for a drawing under the Credit Facility; and

(d) the Trustee shall have failed to comply with such request within a reasonable time.

Notwithstanding the foregoing provisions of this Section 807 or any other provision of this Indenture, the obligation of the Company shall be absolute and unconditional to pay hereunder the principal or redemption price of, and interest on, the Bonds to the respective Registered Owners thereof on the respective due dates thereof, and nothing herein shall affect or impair the right of action, which is absolute and unconditional, of such Registered Owners to enforce such payment .

Section 808. Trustee May Enforce Rights Without Possession of Bonds. All rights under this Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the Registered Owners of the Bonds.

Section 809. Remedies Not Exclusive. No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Section 810 Delays and Omissions Not to Impair Rights. No delays or omission in respect of exercising any right or power accruing upon any default shall impair such right or power or be a waiver of such default, and every remedy given by this Article VIII may be exercised from time to time and as often as may be deemed expedient.

Section 811 Application of Moneys in Event of Default. Any moneys received by the Trustee under this Article VIII shall be applied in the following order; provided that any moneys received by the Trustee from a drawing under the Credit Facility shall be applied to the extent permitted by the terms thereof only as provided in clause (b) below with respect to the principal of, and interest accrued on, Bonds other than Bonds held by or for the Company:

(a) To the payment of the reasonable costs of the Trustee, including counsel fees, any disbursements of the Trustee with interest thereon at the Trustee's prime rate per annum and its reasonable compensation; and

(b) To the payment of principal or redemption price (as the case may be) and interest on the Bonds, and in case such moneys shall be insufficient to pay the same in full, then to the payment of principal or redemption price and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest.

The surplus, if any, shall be paid to the Company, or the person lawfully entitled to receive the same as a court of competent jurisdiction may direct; provided that, if the Trustee has received payments under the Credit Facility following the Event of Default, the surplus shall be paid to the Credit Facility Issuer to the extent of such payments.

Section 812. Trustee and Registered Owners Entitled to All Remedies Under Law. It is the purpose of this Article VIII to provide such remedies to the Trustee and the Registered Owners as may be lawfully granted, but should any remedy herein granted be held unlawful, the Trustee and the Registered Owners shall nevertheless be entitled to every remedy provided by law. It is further intended that, insofar as lawfully possible, the provisions of this Article shall apply to and be binding upon any trustee or receiver appointed under applicable law.

Section 813. Trustee May File Claim in Bankruptcy. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company or any other obligor upon the Bonds or to property of the Company, or such other obligor or the creditors of any of them, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment on the Bonds of an amount equal to overdue principal or interest or additional interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Registered Owners allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by the Registered Owners to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Registered Owners, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 811 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of the Registered Owners, any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Registered Owner thereof, or to authorize the Trustee to vote in respect of the claim of the Registered Owners in any such proceeding.

All moneys received by the Trustee pursuant to any right given or action taken under this Indenture shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and the fees and expenses of the Trustee, be deposited in the Bond Fund and applied to the payment of the principal of, redemption premium, if any, and interest then due and unpaid on the Bonds in accordance with the provisions of this Indenture.

Section 814. Receiver. Upon the occurrence of an Event of Default and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Registered Owners under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the amounts payable under this Indenture pending such proceedings, with such powers as the court making such appointment shall confer, whether or not any such amounts payable shall be deemed sufficient ultimately to satisfy the Bonds.

ARTICLE IX

CONCERNING THE TRUSTEE

Section 901. Acceptance of Trusts. The Trustee hereby represents and warrants to the Company (for the benefit of the Registered Owners as well as the Company) that it is a national banking association and that it is duly authorized under such laws and the laws of the State to accept and execute trusts of the character herein set out.

The Trustee accepts and agrees to execute the trusts imposed upon it by this Indenture, but only upon the terms and conditions set forth in this Article and subject to the provisions of this Indenture including the following express terms and conditions, to all of which the parties hereto and the Registered Owners agree, except:

(a) prior to the occurrence and continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon directions of the Company and upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to requirements of this Indenture but need not verify the accuracy of the contents thereof.

In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1) this subsection shall not be construed to limit the effect of the preceding provisions of this Section 901;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Registered Owners relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee, including without limitation Sections 903 and 904 hereof, shall be subject to the provisions of this Section 901.

The Trustee also accepts, and agrees to do and perform the duties and obligations imposed upon it but only upon the terms and conditions set forth in this Indenture.

Section 902. Reserved

Section 903. Trustee to Give Notice.

(a) If any default or Event of Default occurs and is continuing hereunder and if the Trustee has received written notice thereof or is deemed to have notice pursuant to Section 903(b), the Trustee shall give to all Registered Owners, the Company, the Remarketing Agent and to the Credit Facility Issuer written notice of such default or Event of Default within 30 days after receipt of such information. For the purpose of this Section 903 only, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default under Section 801 hereof.

(b) The Trustee shall not be required to take notice or be deemed to have notice of any default or Event of Default hereunder except for a default or Event of Default referred to in Section 801(a) or (b), unless the Trustee shall have received written notice of such Event of Default by the Company, the Credit Facility Issuer or by the Registered Owners of 25% in aggregate principal amount of the Bonds then Outstanding.

Section 904. Trustee Entitled to Indemnity.

(a) The Company shall indemnify the Trustee, its officers, directors and employees (herein, the "Indemnitees") against any loss, liability or expense incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture, except as set forth in subsection (b). An Indemnitee shall notify the Company promptly of any claim for which it may seek indemnity. Except where the Company is the claimant, the Company shall defend the claim, and the Indemnitee shall cooperate in the defense. An Indemnitee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. An Indemnitee shall not be required to give any bond or surety in respect to the execution of its rights and obligations hereunder.

(b) The Company shall not be obligated to reimburse any expense or to indemnify against any loss or liability incurred by an Indemnitee through gross negligence or willful misconduct.

(c) To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the lien created by this Indenture for the benefit of the owners of the Bonds on all money or property held or collected by the Trustee other than money derived from a draw on the Credit Facility. Such obligations shall survive the satisfaction and discharge of this Indenture.

(d) When the Trustee incurs expenses or renders services after an Event of Default, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy law.

(e) The Trustee may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgment proper to be done by it as Trustee, without indemnity, and in such case the Company shall reimburse the Trustee for all costs and expenses, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith; provided, however, that the Trustee shall (i) make all payments hereunder of principal and redemption price of and interest on the Bonds and of the purchase price of Bonds tendered at the option of the Registered Owners thereof or purchased by the Company in lieu of redemption, (ii) accelerate the Bonds when required to do so hereunder other than at the direction of the Registered Owners, and (iii) draw on the Credit Facility when required to do so hereunder, each without the necessity of the Registered Owners providing security or indemnity to the Trustee. If the Company shall fail to make reimbursement, the Trustee may reimburse itself from any moneys in its possession under the provisions of this Indenture (other than monies derived from a draw on the Credit Facility) and shall be entitled with respect thereto to a preference over the Bonds.

(f) Subject to the standards described in Sections 901 and 902 hereof, prior to taking action under this Indenture except for a declaration of acceleration under Section 802 or a drawing under the Credit Facility or the payment of principal and interest on the Bonds, the Trustee may require that satisfactory indemnity be furnished to it for reimbursement of all expenses to which it may be put and to protect it against all liability by reasons of any action so taken, except liability resulting from its gross negligence or willful misconduct. None of the provisions contained in this Indenture is intended to require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or other exercise of its rights or powers hereunder.

Section 905. Trustee Not Responsible for Insurance, Taxes, Execution of Indenture, Acts of the Company or Application of Moneys Applied in Accordance with this Indenture. The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made. The Trustee shall have no responsibility in respect of the validity, sufficiency, due execution or acknowledgment of this Indenture by the Company or the validity or sufficiency of the security provided thereunder or in respect of the validity of the Bonds or the due execution or issuance thereof. The Trustee shall be under no obligation to see that any duties herein imposed upon any party other than itself, or any covenants herein contained on the part of any party other than itself to be performed, shall be done or performed, and the Trustee shall incur no liability for failure to see that any such duties or covenants are so done or performed.

The Trustee shall not be liable or responsible because of the failure of the Company or of any of its employees or agents to make any collections or deposits or to perform any act herein required of the Company or because of the loss of any moneys arising through the insolvency or the act or default or omission of any other depositary in which such moneys shall have been deposited under the provisions of this Indenture. The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other moneys deposited with it and paid out, withdrawn or transferred hereunder if such application, payment, withdrawal or transfer shall be made in accordance with the provisions of this Indenture.

The immunities and exemptions from liability of the Trustee hereunder shall extend to its directors, officers, employees and agents.

Section 906. Compensation. Subject to the provisions of any contract relating to the compensation of the Trustee, the Company shall pay to the Trustee as administrative expenses its reasonable fees and charges incurred in performing its duties hereunder, including but not limited to, the reasonable fees and expenses of attorneys, consultants and others. In computing the Trustee's compensation, the parties shall not be limited by any law on the compensation of an express trust. If the Company shall fail to make any payment required by this Section 906, the Trustee may, but shall be under no obligation to, make such payment from any moneys in its possession under the provisions of this Indenture and shall be entitled to a preference therefor over the Bonds hereunder; provided that no payments under this Section 906 shall be made with moneys drawn under the Credit Facility.

Section 907. Trustee to Preserve Records. All records and files pertaining to the Bonds in the custody of the Trustee shall be open at all reasonable times to the inspection of the Company, the Credit Facility Issuer and their agents and representatives.

Section 908. Trustee May be Registered Owner. The institution acting as Trustee under this Indenture and its directors, officers, employees or agents, may in good faith buy, sell, own, hold and deal in the Bonds issued under and secured by this Indenture, and may join in the capacity of a Registered Owner in any action which any Registered Owner may be entitled to take with like effect as if such institution were not the Trustee under this Indenture.

Section 909. Trustee Not Responsible for Recitals. The recitals, statements and representations contained herein and in the Bonds shall be taken and construed as made by and on the part of the Company and not by the Trustee, and the Trustee shall have no responsibility for the correctness of the same.

Section 910. No Responsibility for Recording or Filing. The Trustee shall be under no obligation to see to the recording or filing of this Indenture, any financing statements or any other instrument or otherwise to the giving to any person of notice of the provisions hereof or thereof.

Section 911. Certain Rights of the Trustee.

(a) Subject to the provisions of Sections 901 and 902 hereof, the Trustee shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith and in accordance with the terms of this Indenture, upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, bond or other paper or document which it shall in good faith believe to be genuine and to have been adopted or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture, or upon the written opinion of any attorney, engineer, accountant or other expert believed by it to be qualified in relation to the subject matter, and the Trustee shall have no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument.

(b) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate of the Company.

(c) The Trustee may consult with legal counsel and the written advice of such legal counsel or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

(d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to have any of its employees, agents or attorneys examine the books, records and premises of the Company.

(e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, may pay reasonable compensation to such agents and attorneys, and shall not be responsible for any misconduct or negligence on the part of any agent or attorney (unless an employee) appointed with due care by it hereunder.

(f) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility with respect to any information in any offering memorandum or other disclosure material distributed with respect to the Bonds and the Trustee shall have no responsibility for compliance with securities laws in connection with the issuance and sale of the Bonds.

(g) Except as otherwise especially provided by the provisions of this Indenture, the Trustee shall not be obligated or required to give or furnish any notice, demand, report, request, reply, statement, advice or opinion to any Bondholder of any Bond or to the Company or any other person, and the Trustee shall incur no liability for its failure or refusal to give or furnish the same unless obligated or required to do so by the express provisions of the Indenture.

(h) The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

Section 912. Qualification of the Trustee.

(a) There shall at all times be a Trustee hereunder; which shall be (i) an association or a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws or the applicable laws of the State to exercise corporate trust powers and act as Bond Registrar hereunder, having a combined capital and surplus, either individually or together with its holding company, of at least $100,000,000, and subject to supervision or examination by federal or state authority. If such association or corporation is not a commercial bank or trust company, it shall also have a rating by Moody's (if the Bonds are then rated by Moody's) of Baa3/P-3 or higher, or by S&P (if the Bonds are then rated by S&P) of BBB/A3 or higher or shall otherwise be approved in writing by Moody's or S&P, as the case may be. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 912, the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 912, it shall resign immediately in the manner and with the effect specified in Section 913 hereof.

Section 913. Resignation and Removal of Trustee.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 914 hereof.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by an instrument or instruments in writing signed by the Registered Owners of more than 50% in aggregate principal amount of Bonds then Outstanding or by their attorneys, legal representatives or agents and delivered to the Trustee, and the Company (such instruments to be effective only when received by the Trustee, accompanied by a signed acceptance by a successor trustee).

(d) If at any time:

(1) the Trustee shall cease to be eligible under Section 912 hereof, and shall fail to resign after written request therefor by the Company or by the Majority Registered Owners, or

(2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee, or (ii) any Registered Owner may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Majority Registered Owners delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall forthwith upon its acceptance of such appointment become the successor Trustee and supersede the successor Trustee appointed by the Company. If within such 60-day period no successor Trustee shall have been so appointed by the Company or the Majority Registered Owners and accepted appointment in the manner hereinafter provided, any Registered Owner, if he has been a bona fide Registered Owner of a Bond for at least six months, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee, and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to each Registered Owner. Each notice shall include the name and address of the principal corporate trust office of the successor Trustee.

Section 914. Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Company, an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, shall become fully vested with all the rights, immunities, powers and trusts, and subject to all the duties and obligations, of its predecessor; but such predecessor shall, nevertheless, on the written request of its successor or of the Company and upon payment of the expenses, charges and other disbursements of such predecessor which are payable pursuant to the provisions of Section 906 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, immunities, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all property and moneys held by it hereunder to its successor, subject, nevertheless, to its preference, if any, provided for in Sections 904 and 906 hereof. Should any instrument in writing from the Company be required by any successor Trustee for more fully and certainly vesting in such Trustee the rights, immunities, powers and trusts hereby vested or intended to be vested in the predecessor Trustee, any such instrument in writing shall and will, on request, be executed, acknowledged and delivered by the Company.

Notwithstanding any of the foregoing provisions of this Article, any bank or trust company having power to perform the duties and execute the trusts of this Indenture and otherwise qualified to act as Trustee hereunder with or into which the bank or trust company acting as Trustee, may be merged or consolidated, or to which the assets and business of such bank or trust company may be sold, shall be deemed the successor of the Trustee.

Section 915. Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of certain banking corporations or associations to transact business as trustee as contemplated herein in such jurisdiction. It is recognized that in case of litigation under this Indenture upon the occurrence of an Event of Default, it may be necessary that the Trustee appoint an additional individual or institution as a separate Trustee or Co-Trustee, which shall be satisfactory to the Company. The following provisions of this Section 915 are adapted to these ends.

In the event of the incapacity or lack of authority of the Trustee, by reason of any present or future law of any jurisdiction, to exercise any of the rights, powers and trusts herein granted to the Trustee or to hold title to the Trust Estate or to take any other action which may be necessary or desirable in connection therewith, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate Trustee or Co-Trustee but only to the extent necessary to enable the separate Trustee or Co-Trustee to exercise such rights, powers and trusts, and every covenant and obligation necessary to the exercise thereof shall run to and be enforceable by such separate Trustee or Co-Trustee.

Should any deed, conveyance or instrument in writing from the Company be required by the separate Trustee or Co-Trustee so appointed by the Trustee in order to more fully and certainly vest in and confirm to him or it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments shall, on request, be executed, acknowledged and delivered by the Company. In case any separate Trustee or Co-Trustee or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Trustee or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate Trustee or Co-Trustee.

The combined fees and compensation of any separate Trustee or Co-Trustee and the Trustee shall not exceed the fees and compensation that the Trustee acting alone would otherwise be entitled to under the fee arrangement then in effect between the Trustee and the Company.

Section 916. Notice to Moody's or S&P. At any time during which the Bonds are rated by Moody's and/or S&P, the Trustee shall notify Moody's and/or S&P, as applicable, promptly of (i) any change in the Trustee, (ii) the expiration, termination or substitution of the Credit Facility during any Variable Rate Period, (iii) a change in the interest rate borne by the Bonds from one Interest Rate Determination Method to another, (iv) the payment of all of the Bonds or (v) any change to this Indenture, the Reimbursement Agreement, the Credit Facility or the Remarketing Agreement.

ARTICLE X

EXECUTION OF INSTRUMENTS BY REGISTERED OWNERS AND PROOF OF OWNERSHIP OF BONDS

Section 1001. Execution of Instruments by Registered Owners and Proof of Ownership of Bonds. Any request, direction, consent or other instrument in writing required or permitted by this Indenture to be signed or executed by a Registered Owner may be signed or executed by the Registered Owner or its attorneys or legal representatives. Proof of the execution of any such instrument and of the ownership of the Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

The fact and date of the execution by any person of any such instrument may be proved by the verification of any officer in any jurisdiction who, by the laws thereof, has power to take affidavits within such jurisdiction, to the effect that such instrument was subscribed and sworn to before him, or by an affidavit of a witness to such execution, and where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such verification or affidavit shall also constitute sufficient proof of his authority.

Nothing contained in this Section 1001 shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which may be sufficient. Any request or consent of a Registered Owner shall bind every future Registered Owner of the Bonds to which such request or consent pertains or any Bonds issued in lieu thereof in respect of anything done by the Trustee pursuant to such request or consent.

Notwithstanding any of the foregoing provisions of this Section 1001, the Trustee shall not be required to recognize any person as an owner of Bonds or to take any action at his request unless the Bonds shall be deposited with it.

Section 1002. Preservation of Information. The Trustee shall preserve in the Bond Register, in as current a form as is reasonably practicable, the name and address of each Registered Owner received by the Trustee in its capacity as Bond Registrar.

ARTICLE XI

THE REMARKETING AGENT; THE TENDER AGENT;

THE PLACEMENT AGENT

Section 1101. The Remarketing Agent.

(a) The Company hereby appoints First Union Securities, Inc. as Remarketing Agent under this Indenture. The Remarketing Agent and any successor Remarketing Agent, by written instrument delivered to the Trustee and the Company, shall accept the duties and obligations imposed on it under this Indenture and the Remarketing Agreement.

(b) In addition to the other obligations imposed on the Remarketing Agent hereunder, the Remarketing Agent shall agree to keep such books and records in connection with its activities as Remarketing Agent hereunder as shall be consistent with prudent industry practice and make such books and records available for inspection by the Trustee, the Credit Facility Issuer and the Company at all reasonable times.

(c) The Remarketing Agent shall at all times be a member of the National Association of Securities Dealers, Inc. or registered as a Municipal Securities Dealer under the Securities Exchange Act of 1934, as amended, or a national banking association or a bank or a trust company, in each case authorized by law to perform its obligations hereunder.

(d) If at any time the Remarketing Agent is unable or unwilling to act as Remarketing Agent, the Remarketing Agent, upon 15 Business Days' prior written notice to the Trustee, the Tender Agent and the Company, may resign. The Remarketing Agent may be removed at any time by the Company, by written notice signed by the Company delivered to the Trustee, the Remarketing Agent and the Tender Agent. Upon resignation or removal of the Remarketing Agent, the Company shall appoint a substitute Remarketing Agent meeting the qualifications of Section 1101(c).

(e) In the event that the Company shall fail to appoint a successor Remarketing Agent upon the resignation or removal of the Remarketing Agent or upon its dissolution, insolvency or bankruptcy, the Trustee may, but is not required to, appoint a Remarketing Agent or itself act as Remarketing Agent until the appointment of a successor Remarketing Agent in accordance with this Section 1101.

(f) Notwithstanding any other provisions herein, the Remarketing Agent may at any time assign its duties as Remarketing Agent to an Affiliate of the Remarketing Agent. In the event of such assignment, the Remarketing Agent shall deliver written notice to the Trustee, the Tender Agent and the Company.

Section 1102. The Tender Agent.

(a) The Company hereby appoints First Union National Bank as Tender Agent under this Indenture, which agent has a corporate trust office in Richmond, Virginia. The Tender Agent and any successor Tender Agent, by written instrument delivered to the Trustee and the Company, shall accept the duties and obligations imposed on it under this Indenture.

(b) The Tender Agent shall at all times be a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $15,000,000 and a rating by Moody's (if the Bonds are then rated by Moody's) of Baa3/P-3 or higher, or a national banking association or a bank or a trust company having capital and surplus of at least $50,000,000, in each case authorized by law to perform its obligations hereunder.

(c) If at any time the Tender Agent is unable or unwilling to act as Tender Agent, the Tender Agent, upon 60 days' prior written notice to the Trustee, the Remarketing Agent and the Company, may resign; provided, however, that in no case shall such resignation become effective until the appointment of a successor Tender Agent. The Tender Agent may be removed at any time by the Company by written notice signed by the Company delivered to the Trustee, the Remarketing Agent, the Credit Facility Issuer and the Tender Agent. Upon resignation or removal of the Tender Agent, the Company shall appoint a substitute Tender Agent meeting the qualifications of Section 1102(b); provided, however, that in no case shall such removal or resignation become effective until the appointment of a successor Tender Agent.

(d) In the event the Company shall fail to appoint a successor Tender Agent upon the resignation or removal of the Tender Agent or upon its dissolution, insolvency or bankruptcy, the Trustee may at its discretion, but is not required to, act as Tender Agent until the appointment of a successor Tender Agent in accordance with this Section 1102.

(e) The Tender Agent shall have no responsibility with respect to the source of any funds provided to it for the purpose of paying the purchase price of the Bonds. The Tender Agent shall have no responsibility to determine the amount representing accrued interest which may be payable in connection with the purchase of the Bonds and may rely conclusively on the computation of such accrued interest by the Trustee pursuant to the Indenture. The Tender Agent shall have no obligation to expend its own funds in connection with any such purchase, and shall have no obligation to pay the purchase price in any type of funds other than that received by the Tender Agent for such purpose as aforesaid.

(f) The Company shall, to the fullest extent permitted by law, indemnify and hold the Tender Agent harmless from any and all liability, losses, damages, costs and expenses of any nature (including interest and reasonable counsel fees and disbursements) arising out of or in connection with its duties, or those of its employees or agents arising from their performance under this Agreement and the Indenture, except for liabilities, losses, damages, costs, expenses and fees arising out of the gross negligence or willful misconduct of the Tender Agent or its employees or agents.

(g) The Company shall pay the Tender Agent such fees and charges as shall be agreed upon between them from time to time. The Company shall reimburse the Tender Agent for all reasonable out-of-pocket expenses of the Tender Agent including, but not limited to counsel fees, special stationery, checks, postage, wire tender of funds, shipping, insurance, telecommunications and such other expenses associated with the giving of notices and messenger delivery.

Section 1103. The Placement Agent. The Placement Agent shall be a member of the National Association of Securities Dealers, Inc. and registered as a Municipal Securities Dealer under the Securities Exchange Act of 1934, as amended, or a national banking association or a bank or trust company, in each case authorized by law to perform its obligations described in Sections 202(e) and 203 hereof. The Placement Agent shall agree to establish the Preliminary Fixed Rate and to use its best efforts to arrange for the sale of Tendered Bonds on the Fixed Rate Conversion Date, all as more particularly described in Sections 202(e) and 203 hereof.

Section 1104 Notices. The Trustee shall, within 30 days of the resignation or removal of the Remarketing Agent or the Tender Agent or the appointment of a successor Placement Agent or a successor Remarketing Agent or Tender Agent, give notice thereof by first-class mail, postage prepaid, to the Registered Owners of the Bonds.

ARTICLE XII

AMENDMENTS AND SUPPLEMENTS

Section 1201. Amendments and Supplements Without Registered Owners' Consent. This Indenture may be amended or supplemented by the Company and the Trustee at any time and from time to time, without the consent of the Registered Owners, but with the consent of the Credit Facility Issuer, if a Credit Facility is in effect, and with the consent of the Tender Agent, if such amendment affects the rights, duties and responsibilities of the Tender Agent, by a supplemental indenture authorized by a resolution of the Company's Board of Managers filed with the Trustee, for one or more of the following purposes:

(a) to add additional covenants of the Company or to surrender any right or power herein conferred upon the Company;

(b) for any purpose not inconsistent with the terms of this Indenture or to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the Registered Owners of the Bonds;

(c) to permit the Bonds to be converted to certificated securities;

(d) to permit the appointment of a co-trustee under this Indenture;

(e) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act of 1939, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939;

(f) except as otherwise provided in Section 1202 hereof, to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to obtain a rating of the Bonds from Moody's or S&P; or

(g) to amend the administrative provisions hereof to accommodate the provisions of an Alternate Credit Facility.

Section 1202. Amendments With Registered Owners' and Credit Facility Issuer's Consent. This Indenture may be amended by the Company and the Trustee from time to time, except with respect to (1) the principal, redemption price, purchase price, or interest payable upon any Bonds, (2) the Interest Payment Dates, or the purchase provisions of any Bonds, and (3) this Article XII, by a supplemental indenture consented to by the Credit Facility Issuer (if a Credit Facility is in effect) and approved by the Majority Registered Owners in aggregate principal amount of the Bonds then Outstanding which would be affected by the act proposed to be taken. This Indenture may be amended with respect to the matters enumerated in clauses (1) through (3) of the preceding sentence only with the unanimous consent of all Registered Owners and the Credit Facility Issuer (if a Credit Facility is in effect).

Section 1203. Supplemental Indentures Affecting Rights of Credit Facility Issuer. Anything herein to the contrary notwithstanding, a supplemental indenture under this Article XII which in the judgment of the Credit Facility Issuer (if a Credit Facility is in effect) adversely affects the rights of the Credit Facility Issuer hereunder shall not become effective unless or until the Credit Facility Issuer shall have consented to the execution and delivery thereof.

Section 1204. Amendment of Credit Facility. The initial Credit Facility may be amended to increase the amount of the Credit Facility or to such extent as shall be necessary to obtain a rating of the Bonds from Moody's or S& P provided in either case that (a) the Company consents to such amendment or supplement and (b) such amendment or supplement will not adversely affect the interests of the Registered Owners. The Trustee shall notify the Registered Owners of any proposed amendment of the Credit Facility which would adversely affect the interests of the Registered Owners and may consent thereto with the consent of at least a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the action proposed to be taken; provided, that the Trustee shall not, without the unanimous consent of the Registered Owners of all Bonds then Outstanding, consent to any amendment which would decrease the amount payable under the Credit Facility or reduce the term of the Credit Facility.

Section 1205. Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel. The Trustee is authorized to join with the Company in the execution and delivery of any supplemental indenture or amendment permitted by this Article XII and in so doing shall be fully protected by an opinion of Counsel that such supplemental indenture or amendment is so permitted and has been duly authorized by the Company and that all things necessary to make it a valid and binding agreement have been done; provided that certain amendments may, by agreement between the Trustee and the Credit Facility Issuer, require the prior consent of the Credit Facility Issuer.

ARTICLE XIII

DEFEASANCE; OTHER PAYMENTS

Section 1301. Defeasance.

(a) When the principal or redemption price (as the case may be) of, and interest on all Bonds issued hereunder have been paid, together with the compensation of the Trustee and all other sums payable hereunder by the Company, the right, title and interest of the Trustee in and to the Trust Estate shall thereupon cease, and the Trustee, on written demand of the Company, shall release this Indenture and shall execute such documents to evidence such release as may be reasonably required by the Company and shall turn over to the Company or to such person, body or authority as may be entitled to receive the same all balances then held by it hereunder; provided, that if any payments have been received by the Trustee from the Credit Facility in connection with such release, such balances shall be paid to the Credit Facility Issuer to the extent of such payments. If payment or provision therefor is made with respect to less than all of the Bonds, the particular Bonds (or portion thereof) for which provision for payment shall have been considered made shall be selected by lot by the Trustee and thereupon the Trustee shall take similar action for the release of this Indenture with respect to such Bonds.

(b) Provision for the payment of Bonds shall be deemed to have been made when the Trustee holds in the Bond Fund, in trust and irrevocably sets aside exclusively for such payment, (i) moneys sufficient to make such payment, provided that if a Credit Facility is then held by the Trustee, such moneys shall constitute Available Moneys or (ii) noncallable Government Obligations maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys without reinvestment to make such payment and, while in the Bonds are in Variable Rate, written notification from S & P and Moody's that the then current ratings on the Bonds shall not be withdrawn or reduced; provided that such provision for payment may only be made after the Fixed Rate Conversion Date, and provided further, that if a Credit Facility is then held by the Trustee, such Government Obligations shall have been on deposit with the Trustee in a separate and segregated account for a period of 366 days during and prior to which no Event of Bankruptcy has occurred or which Government Obligations were purchased with Available Moneys.

No Bonds in respect of which a deposit under clause (b) above has been made shall be deemed paid within the meaning of this Article unless the Trustee is satisfied that the amounts deposited are sufficient to make all payments that might become due on the Bonds including purchase price payments for Bonds tendered at the option of the Registered Owners or purchased by the Company in lieu of redemption, if any. Notwithstanding the foregoing, no delivery to the Trustee under this subsection (b) shall be deemed a payment of any Bonds which are to be redeemed prior to their stated maturity until such Bonds shall have been irrevocably called or designated for redemption on a date thereafter on which such Bonds may be redeemed in accordance with the provisions of this Indenture or the Company shall have given the Trustee, in form satisfactory to the Trustee, irrevocable instructions to give notice of redemption. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal of, redemption price of, purchase price if applicable of, and interest on the Bonds with respect to which such deposit has been made. In the event that such moneys or obligations are to be applied to the payment of principal or redemption price of any Bonds more than 60 days following the deposit thereof with the Trustee, the Trustee shall mail a notice stating that such moneys or obligations have been deposited and identifying the Bonds for the payment of which such moneys or obligations are being held to all Registered Owners of such Bonds at their addresses shown on the Bond Register.

(c) Anything in Article XII to the contrary notwithstanding, if moneys or Government Obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of the principal or redemption price of the Bonds and the interest thereon and the principal or redemption price of such Bonds and the interest thereon shall not have in fact been actually paid in full, no amendment to the provisions of this Article shall be made without the consent of the Registered Owner of each of the Bonds affected thereby.

Notwithstanding the foregoing, those provisions relating to the maturity of Bonds, interest payments and dates thereof, and the dates, premiums and notice requirements for optional and mandatory redemption and the Trustee's remedies with respect thereto, and provisions relating to exchange, transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, nonpresentment of Bonds, the holding of moneys in trust and repayments to the Company or the Credit Facility Issuer from the Bond Fund and the duties of the Trustee in connection with all of the foregoing and the fees, expenses and indemnities of the Trustee, shall remain in effect and shall be binding upon the Trustee, the Company and the Registered Owners, notwithstanding the release and discharge of the lien of this Indenture.

Section 1302. Deposit of Funds for Payment of Bonds. If the principal or redemption price of any Bonds becoming due, either at maturity or by call for redemption or otherwise, together with all interest accruing thereon to the due date, has been paid or provisions therefor made in accordance with Section 1301 hereof, all interest on such Bonds shall cease to accrue on the due date and all liability of the Company with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter the Registered Owners of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds, and the Trustee shall hold such funds in trust for such Registered Owners.

Section 1303. Effect of Purchase of Bonds. No purchase of Bonds pursuant to Section 303 shall be deemed to be a payment or redemption of such Bonds or any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 1401. Covenants of Company to Bind its Successors. In the event of the dissolution of the Company, all of the covenants, stipulations, obligations and agreements contained in this Indenture by or on behalf of or for the benefit of the Company shall bind or inure to the benefit of the successor or successors of the Company from time to time and any officer, board, commission, authority, agency or instrumentality to whom or to which any power or duty affecting such covenants, stipulations, obligations and agreements shall be transferred by or in accordance with law, and the word "Company" as used in this Indenture shall include such successor or successors.

Section 1402. Notices. Any notice, demand, direction, request or other instrument authorized or required by its Indenture to be given to or filed with the Trustee, the Company or the Credit Facility Issuer shall be in writing and shall be deemed given or filed for all purposes of this Indenture when delivered by hand delivery, Federal Express or other overnight delivery service, return receipt requested, or received by first-class, postage prepaid, registered or certified mail, addressed as follows:

If to the Company, Fresh Advantage, Inc., 1142 Avenue South, Post Office Box 535789, Richmond, Virginia 23230;

If to the Trustee, First Union National Bank, 800 East Main, Lower Mezzanine, Richmond, Virginia 23219 (Attention: Corporate Trust Department), or if to any successor Trustee or Co-Trustee, addressed to it at its principal corporate trust office;

If to the Credit Facility Issuer, First Union National Bank, 7 North 8th Street, Richmond, Virginia 23219.

and if sent by telegraph, telegram report of delivery requested, addressed as above, at the time and date appearing on the report of delivery.

All documents received by the Trustee under the provisions of this Indenture, or photographic copies thereof, shall be retained in its possession until this Indenture shall be released in accordance with the provisions hereof, subject at all reasonable times to the inspection of the Company and the Registered Owners and the agents and representatives thereof.

The Trustee, the Credit Facility Issuer and the Company may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 1403. Trustee as Paying Agent. The Trustee is hereby designated and agrees to act as Paying Agent for and in respect of the Bonds.

Section 1404. Rights Under Indenture. Except as herein otherwise expressly provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto, the Company and the Registered Owners of the Bonds issued under and secured by this Indenture, any right, remedy or claim, legal or equitable, under or by reason of this Indenture or any provision hereof, this Indenture and all its provisions being intended to be and being for the sole and exclusive benefit of the parties hereto, the Company and the Registered Owners from time to time of the Bonds issued hereunder.

Section 1405. Form of Certificates and Opinions. Except as otherwise provided in this Indenture, any request, notice, certificate or other instrument from the Company shall be deemed to have been signed by the proper party or parties if signed by the President or other authorized representative of the Company, and the Trustee may accept and rely upon a certificate signed by the such party as to any action taken by the Company.

Section 1406. Severability. In case any one or more of the provisions of this Indenture or of the Bonds issued hereunder shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Indenture or of the Bonds, but this Indenture and the Bonds shall be construed and enforced as if such illegal or invalid provision had not been contained therein. In case any covenant, stipulation, obligation or agreement of the Company contained in the Bonds or in this Indenture shall for any reason be held to be in violation of law then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the Company to the full extent permitted by law.

Section 1407. State Law Governs. This Indenture shall be governed by and construed in accordance with the laws of the State.

Section 1408. Payments Due on Days Other Than Business Days. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of the Bonds shall be a day other than a Business Day, then payment of interest or principal need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, provided that interest shall accrue for the period of any such extension.

Section 1409. Execution in Counterparts. This Indenture may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original, and such counterparts shall constitute but one and the same instrument, and no one counterpart of which need be executed by all parties.

IN WITNESS WHEREOF, the Company has caused this Indenture to be executed in its name and on its behalf by an authorized representative and the official seal of the Company to be impressed hereon and attested by an officer of the Company; and the Trustee has caused this Indenture to be executed in its name and on its behalf by an authorized officer, all as of the date and year first above written.

FRESH ADVANTAGE, INC.

By:

Name:

Title:

FIRST UNION NATIONAL BANK, as Trustee

By: ____________________________________

Title: ____________________________________

(Signature page to the Indenture.)

EXHIBIT A

REFUNDING REQUEST

February 1, 2001

First Union National Bank, as Trustee

800 East Main

Lower Mezzanine

Richmond, Virginia 23219

Attention: Corporate Trust Department

Re: Fresh Advantage, Inc. Taxable Variable Rate Demand Bonds, Series 2001 in an aggregate principal amount of $9,000,000

Ladies and Gentlemen:

Fresh Advantage, Inc. (the "Company") hereby requests that all proceeds from the sale of the Fresh Advantage, Inc. Taxable Variable Rate Demand Bonds, Series 2001 issued by the Company and dated as of February 1, 2001 (the "Bonds"), which funds are held by you in the Refunding Fund in accordance with the Trust Indenture (the "Indenture") dated as of February 1, 2001, from the Company to you, the sum of $9,000,000 from the Refunding Fund and the sum of $55,350 from the Refunding Fund representing Company funds to pay costs of issuance for a total requisition of ($9055,350.00). All amounts held by you in various funds under that certain Trust Indenture, dated as of March 1, 1999 (the "Prior Indenture"), between the Carrollton Payroll Development Authority and you, shall be transferred to the Company to an account designated by the Company. Monies in the Refunding Fund shall be used to redeem, refund or satisfy the outstanding principal amount of the Carrollton Payroll Development Authority Industrial Development Revenue Bonds (KMB Produce, Inc. Project), Series 1999 in the original aggregate principal amount of $9,000,000 (the "Prior Bonds") on February 1, 2001 and pay certain costs of issuance as set forth in the schedule attached hereto. Interest due on the Prior Bonds to the redemption date shall be paid from a draw under the Letter of Credit. The Company further requests that the redeemed Prior Bonds be destroyed as permitted under the Prior Indenture.

FRESH ADVANTAGE, INC.

By: ____________________________________

Name: ____________________________________

Title: ____________________________________

EXHIBIT B

FORM OF NOTICE OF CONVERSION TO

NEW INTEREST RATE DETERMINATION METHOD

Date: ________________

To: [Registered Owners of Bonds]

Re: Fresh Advantage, Inc. Taxable Variable Rate Demand Bonds, Series 2001

Ladies and Gentlemen:

(1) The interest rate on the above-captioned Bonds is being converted to the [Weekly] [Monthly] [Semiannual] [Fixed] Rate (as defined in, and to be determined in, the Indenture) effective on ______________ ___, ____ (the "Conversion Date" as defined in the Indenture).

(2) After ________________ ___, ____ (the tenth day preceding the Conversion Date), Registered Owners of Bonds shall not be entitled to deliver Bonds to First Union National Bank, as Tender Agent, for purchase pursuant to Section 204 of the Indenture.

[do not include paragraphs 3 and 4 if converting to Weekly Rate]

(3) The [Proposed Rate] [Preliminary Fixed Rate] (as defined in, and determined as described in, the Indenture) is ________%.

(4) Depending on market conditions, the [Monthly] [Semiannual] [Fixed] Rate may be higher but in no event shall be lower than the [Proposed Rate] [Preliminary Fixed Rate].

(5) Payment of the Bonds [will] [will not] be supported by a Credit Facility (as defined in the Indenture) after the Conversion Date [, which Credit Facility will be issued by __________________ effective on the Conversion Date and expiring on _______________ ___, _____ unless otherwise terminated by the terms thereof].

(6) All Bonds will be deemed to have been tendered by their Registered Owners on the Conversion Date. In order to receive payment of the purchase price of any Bond which is deemed to have been tendered, the Registered Owner of such Bond must deliver such Bond to the principal corporate trust office of First Union National Bank, as Tender Agent, at ________________ before 10:00 a.m. on the Conversion Date.

First Union National Bank, as Trustee

By: ____________________________________

Title: ____________________________________

EXHIBIT C

[Form of Bond]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to issuer or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP

THIS BOND MAY BE TENDERED FOR PURCHASE AS DESCRIBED HEREIN. DELIVERY OF AN OPTIONAL TENDER NOTICE WITH RESPECT TO THIS BOND CONSTITUTES AN IRREVOCABLE OFFER TO SELL THIS BOND ON THE DATE SPECIFIED THEREIN AND IS BINDING ON SUBSEQUENT REGISTERED OWNERS OF THIS BOND. IN THE EVENT THE REGISTERED OWNER FAILS TO DELIVER THIS BOND TO THE TENDER AGENT ON THE SPECIFIED PURCHASE DATE, THE OWNER HEREOF SHALL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFITS OF THE INDENTURE. THIS BOND ALSO IS SUBJECT TO MANDATORY TENDER AND PURCHASE AS DESCRIBED HEREIN.

$9,000,000

Fresh Advantage, Inc. Taxable Variable Rate Demand Bonds,

Series 2001

No. R-________

Registered Owner: CEDE & CO.

Principal Amount: $___________________

Maturity Date: March 1, 2019

Interest Rate: The Bonds shall initially bear a variable rate of interest determined by the Placement Agent on the Date of Issuance. Thereafter, the Bonds shall bear interest at the Weekly Rate unless converted as provided herein.

Interest Payment Dates: During any Variable Rate Period: The first Business Day of each calendar month commencing the first Business Day of March, 2001 and on any Conversion Date, through the earlier of a Fixed Rate Conversion Date or the Maturity Date.

During a Fixed Rate Period: The first Business Day of each March and September, commencing the first Business Day of the first September following a Fixed Rate Conversion Date, through the earlier of the Maturity Date or the date on which principal of and interest on the Bonds shall have been paid in full or provision shall have been made for the payment thereof in accordance with the Indenture.

Original Delivery Date: February __, 2001

Fresh Advantage, Inc. (the "Company"), for value received, hereby promises to pay to the Registered Owner, or registered assigns, the Principal Amount on the Maturity Date and to pay interest thereon from the Interest Payment Date next preceding the Date of Authentication indicated hereon, unless it is authenticated on an Interest Payment Date, in which event it shall bear interest from such date, or if it is authenticated prior to March 1, 2001, in which event it shall bear interest from the Date of Authentication, payable on each Interest Payment Date, until payment of said principal sum has been made or provided for, at the rate or rates per annum provided for below. Principal and interest and premium, if any, shall be paid in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. Interest shall be paid on each Interest Payment Date by check mailed to the person in whose name this Bond is registered at the close of business on the Regular Record Date (as hereinafter defined) next preceding such Interest Payment Date; provided, however, that interest shall also be payable by wire transfer to the account at a member bank of the Federal Reserve System of any Registered Owner of Bonds in the aggregate principal amount of $500,000 or more at the written request (identifying such account by number) of the registered owner received by the Trustee (as hereinafter defined) at least five (5) days before the Regular Record Date or Special Record Date (as defined in the Indenture). While the Bonds bear interest at a Variable Rate (as hereinafter defined), the Regular Record Date will be the close of business on the Business Day immediately preceding each Interest Payment Date. While the Bonds bear interest at the Fixed Rate (as hereinafter defined), the Regular Record Date will be the 15th day of the calendar month preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered owner on such Regular Record Date, and may be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date (as defined in the Indenture) for the payment of such defaulted interest to be fixed by the Trustee, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Principal, accrued interest and redemption premium, if any, shall be paid upon surrender of this Bond at the principal corporate trust office of First Union National Bank, as Trustee, in the City of Richmond, Virginia. Payment of the purchase price of Bonds purchased as described herein shall be paid, upon surrender of such Bonds, at the office of First Union National Bank (in such capacity, the "Tender Agent") in the City of Richmond, Virginia.

This Bond is one of the Bonds of a duly authorized issue of taxable variable rate demand bonds of the Company in the aggregate principal amount of $9,000,000 and is known as Fresh Advantage, Inc. Taxable Variable Rate Demand Bonds, Series 2001 (the "Bonds").

The Bonds have been issued in order to provide funds to refund all of the outstanding Carrollton Payroll Development Authority Industrial Development Revenue Bonds (KMB Produce, Inc. Project), Series 1999 issued in the original aggregate principal amount of $9,000,000 (the "Prior Bonds") which were issued to finance the acquisition, construction, installation, renovation or equipping of a manufacturing facility located in Carrollton County, Georgia and to pay costs associated with the issuance of the Bonds.

This Bond is issued under and pursuant to a Trust Indenture dated as of February 1, 2001 (said Trust Indenture, together with all such supplements and amendments thereto as therein permitted, being herein called the "Indenture"), by and between the Company and First Union National Bank, as Trustee (said banking institution and any successor trustee or co-trustee under the Indenture being herein called the "Trustee"). An executed counterpart of the Indenture is on file at the principal corporate trust office of the Trustee. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of the Bonds, the collection and disposition of revenues, a description of the funds charged with and pledged to the payment of the principal of and interest on and any other amounts payable under the Bonds, the nature and extent of the security, the terms and conditions under which the Bonds are or may be issued, the rights, duties and obligations of the Company and of the Trustee and the rights of the registered owners of the Bonds, and, by the acceptance of this Bond, the registered owner hereof assents to all of the provisions of the Indenture.

Credit Facility. The Company has entered into a Letter of Credit and Reimbursement Agreement dated as of March 1, 1999, as amended (the "Reimbursement Agreement") with First Union National Bank (in such capacity, the "Bank"). Pursuant to the Reimbursement Agreement, the Company has caused a Letter of Credit issued by the Bank (the "Letter of Credit"), to be delivered to the Trustee, as provided in the Indenture. The Trustee shall be entitled under the Letter of Credit to draw up to an amount of $9,187,500 of which (a) $9,000,000 shall support the payment of principal or that portion of the purchase price corresponding to principal of the Bonds and (b) $187,500 shall support the payment of up to 50 days' interest or that portion of the purchase price corresponding to interest on the Bonds at an assumed rate of 15% per annum. Subject to the provisions of the Indenture, the Company is required during a Variable Rate Period to maintain with the Trustee the Letter of Credit or an alternate credit facility with terms and provisions substantially the same as those of the Letter of Credit (an "Alternate Credit Facility"). During any Variable Rate Period, unless the Letter of Credit or the then current Alternate Credit Facility is replaced prior to its expiration in accordance with the terms of the Indenture, this Bond will become subject to mandatory redemption as provided in the Indenture upon expiration of the Credit Facility.

Source of Funds. The principal of, premium, if any, and interest on the Bonds are payable solely from moneys held by the Trustee under the Indenture for such purpose, including, with respect to principal and interest only, moneys drawn by the Trustee under the Letter of Credit or such other credit facility or facilities, if any, as may then be held by the Trustee under the Indenture for the benefit of the Registered Owners (the Letter of Credit or any Alternate Credit Facility is hereafter referred to as the "Credit Facility" and the Bank as the issuer of the Letter of Credit and any institution issuing an Alternate Credit Facility are herein called the "Credit Facility Issuer"). Except as otherwise specified in the Indenture, this Bond is entitled to the benefits of the Indenture equally and ratably both as to principal (and redemption and purchase price) and interest with all other Bonds issued under the Indenture.

Interest Rates. The Bonds shall bear interest at the applicable rate provided below. On each Interest Payment Date, interest accrued through the day immediately preceding such Interest Payment Date shall be payable. While the Bonds bear interest at any Variable Rate, interest shall be computed on the basis of the number of days actually elapsed over a 360-day year. After the Fixed Rate Conversion Date, interest on the Bonds shall be computed on the basis of a 360-day year of 12 months of 30 days each.

Initial Interest Rate. This Bond shall bear interest from the Date of Authentication to and including February __, 2001 at the Initial Interest Rate.

Variable Rate. Following the Initial Rate Period (as defined in the Indenture) and until any Conversion Date (as defined in the Indenture), the Bonds shall bear interest at the Weekly Rate (hereinafter defined). During the Variable Rate Period (as defined in the Indenture), the Remarketing Agent shall give telephonic or written notice on the Determination Date (as defined in the Indenture) to the Trustee and the Company of the Variable Rate to be in effect for the next succeeding Calculation Period (as defined in the Indenture). The determination of any Variable Rate by the Remarketing Agent shall be conclusive and binding upon the Registered Owners, the Beneficial Owners, the Company, the Trustee, the Tender Agent, the Remarketing Agent and the Credit Facility Issuer. Notwithstanding anything herein to the contrary, each Interest Rate Determination Method (as defined in the Indenture) in effect from time to time shall continue in effect until the date on which such Interest Rate Determination Method is changed as described in Section 203 of the Indenture.

(A) Weekly Rate. During any Weekly Rate Period (as defined in the Indenture) the Bonds will bear interest at the Weekly Rate. During any Weekly Rate Period, the Remarketing Agent will determine the Weekly Rate for the applicable Calculation Period on the applicable Determination Date. Each Weekly Rate shall be the rate of interest per annum determined by the Remarketing Agent on and as of each applicable Determination Date as the minimum rate of interest per annum necessary, in the judgment of the Remarketing Agent taking into account market conditions prevailing on the Determination Date, to enable the Remarketing Agent to arrange for the sale of all of the Bonds on the first day of the applicable Calculation Period in the secondary market at a price equal to the principal amount thereof (plus accrued interest to the date of settlement). If the Remarketing Agent fails to certify such rate, the Weekly Rate for any Calculation Period, or if for any reason the Weekly Rate is held to be invalid or unenforceable by a court of competent jurisdiction for any period, the Weekly Rate for such Calculation Period shall be the Alternate Rate (as defined in the Indenture). Notwithstanding anything else contained herein, the Weekly Rate shall not in any event exceed the lesser of (i) 15% per annum or (ii) the maximum rate permitted by law.

(B) Monthly Rate. During any Monthly Rate Period (as defined in the Indenture) the Bonds will bear interest at the Monthly Rate. During any Monthly Rate Period, the Remarketing Agent will determine the Proposed Rate (as defined in the Indenture) for the applicable Calculation Period on the Proposed Rate Determination Date. Thereafter, the Remarketing Agent will determine a Monthly Rate on the applicable Determination Date; provided, however, that such rate shall not be less than the Proposed Rate determined by the Remarketing Agent on the preceding Proposed Rate Determination Date (as defined in the Indenture). Each Monthly Rate shall be the rate of interest per annum determined by the Remarketing Agent on and as of each applicable Determination Date as the minimum rate of interest per annum necessary, in the judgment of the Remarketing Agent taking into account market conditions prevailing on the Determination Date and subject to the foregoing proviso concerning the Proposed Rate, to enable the Remarketing Agent to arrange for the sale of all of the Bonds on the first day of the applicable Calculation Period in the secondary market at a price equal to the principal amount thereof (plus accrued interest to the date of settlement). If the Remarketing Agent fails to certify such rate or if, for any reason, the Monthly Rate is held to be invalid or unenforceable by a court of competent jurisdiction for any Calculation Period, the Monthly Rate for such Calculation Period shall be the Alternate Rate. In connection with any change in the Interest Rate Determination Method to a Monthly Rate pursuant to Section 203, the Proposed Rate shall be determined as provided above on the applicable Proposed Rate Determination Date and the initial Monthly Rate shall be determined as provided above on the applicable Determination Date. Notwithstanding anything else contained herein, the Monthly Rate shall not in any event exceed the lesser of (i) 15% per annum or (ii)  the maximum rate permitted by law.

(C) Semiannual Rate. During any Semiannual Rate Period the Bonds will bear interest at the Semiannual Rate. During any Semiannual Rate Period, the Remarketing Agent will determine the Proposed Rate for the next Calculation Period on the Proposed Rate Determination Date. Thereafter, the Remarketing Agent will determine a Semiannual Rate for the next Calculation Period on the applicable Determination Date; provided, however, that such Semiannual Rate shall not be less than the Proposed Rate determined by the Remarketing Agent on the preceding Proposed Rate Determination Date. Each Semiannual Rate shall be the rate of interest per annum determined by the Remarketing Agent on and as of each applicable Determination Date as the minimum rate of interest per annum necessary, in the judgment of the Remarketing Agent taking into account market conditions prevailing on the Determination Date and subject to the foregoing proviso concerning the Proposed Rate, to enable the Remarketing Agent to arrange for the sale of all of the Bonds on the first day of the applicable Calculation Period in the secondary market at a price equal to the principal amount thereof (plus accrued interest to the date of settlement). If the Remarketing Agent fails to certify such rate or if, for any reason, the Semiannual Rate is held to be invalid or unenforceable by a court of competent jurisdiction for any Calculation Period, the Semiannual Rate for such Calculation Period shall be the Alternate Semiannual Rate (as defined in the Indenture). In connection with any change in the Interest Rate Determination Method to a Semiannual Rate pursuant to Section 203, the Proposed Rate shall be determined as provided above on the applicable Proposed Rate Determination Date and the initial Semiannual Rate shall be determined as provided above on the applicable Determination Date. Notwithstanding anything else contained herein, the Semiannual Rate shall not in any event exceed the lesser of (i) 15% per annum or (ii) the maximum rate permitted by law.

Fixed Rate. During the Fixed Rate Period, the Bonds shall bear interest at the Fixed Rate.

(1) On the Fixed Rate Conversion Date (as defined in the Indenture) the Fixed Rate shall be established as follows:

(a) if the Placement Agent shall have arranged for the sale of any or all Tendered Bonds (as defined in the Indenture) at a price equal to the principal amount thereof, the Fixed Rate shall be equal to the interest rate or rates at which such Bonds were sold by the Placement Agent, provided that all Tendered Bonds shall be sold at par and at a rate greater than or equal to the Preliminary Fixed Rate (as defined in the Indenture); or

(b) if the Placement Agent shall have arranged for the sale of none of the Tendered Bonds, the Fixed Rate shall be equal to the Preliminary Fixed Rate.

(2) If, for any reason, the Fixed Rate is held to be invalid or unenforceable by a court of competent jurisdiction, the Fixed Rate will be 10% per annum.

Notwithstanding anything to the contrary contained herein or in the Indenture, the Fixed Rate shall in no event be a rate of interest in excess of the maximum rate permitted by law.

(3) On or before the Fixed Rate Conversion Date, all Bonds shall be presented to the Trustee for stamping or otherwise noting thereon of the legend:

"The interest rate on this Bond has been fixed at _____% per annum in accordance with the provisions of this Bond and Section 202(e) of the Indenture."

Interest Rate Determination Binding. The determination of the interest rate on the Bonds in accordance with the terms of the Indenture shall be conclusive and binding upon the Registered Owners, the Beneficial Owners, the Company, the Trustee, the Remarketing Agent, the Placement Agent, the Tender Agent and the Credit Facility Issuer.

REDEMPTION OR PURCHASE OF BONDS

Optional Redemption.

(a) While the Bonds bear interest at a Variable Rate, the Bonds shall be subject to redemption on any Interest Payment Date, at the option of the Company, but only upon the 45 days prior written direction of the Company delivered to the Trustee, with the prior written consent of the Credit Facility Issuer, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date.

(b) While the Bonds bear interest at the Fixed Rate, the Bonds shall be subject to redemption, at the option and upon the written direction of the Company delivered to the Trustee at least 45 days prior to the date set for redemption, in whole or in part, on any Interest Payment Date occurring on or after the dates specified below at the redemption prices (with a premium expressed as a percentage of the principal amount thereof to be redeemed) specified below plus accrued interest to the redemption date.

Commencement of Fixed Rate Redemption Period	Redemption Price
Four years from the Fixed Rate Conversion Date	103%, declining by 1/2% on each succeeding anniversary of the first day of the Fixed Rate Redemption Period until reaching 100% and thereafter at 100%

Extraordinary Mandatory Redemption or Purchase. During any Variable Rate Period, the Bonds shall be subject to mandatory redemption or purchase, at the option of the Issuer, in whole on the Interest Payment Date occurring closest to but not less than 15 days prior to the date of expiration of the then current Credit Facility unless an Alternate Credit Facility has been provided in accordance with the Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption or purchase date. The Company shall notify the Trustee with a copy to the Credit Facility Issuer, Remarketing Agent and Tender Agent of its election to purchase.

Notice of Redemption and Selection of Bonds. Any notice of redemption, identifying the Bonds or portions thereof to be redeemed, shall be given by the Trustee not more than 60 days and not less than 30 days prior to the redemption date, by mailing a copy of the redemption notice by first class mail to the registered owner of each Bond to be redeemed in whole or in part at the address shown on the Bond Register maintained by the Bond Registrar. Notice of optional redemption may be conditioned upon the deposit of moneys with the Trustee before the date fixed for redemption and such notice shall be of no effect unless such moneys are so deposited. All Bonds so called for redemption, including Bonds purchased by the Company as provided in the Indenture but not yet surrendered for payment of the purchase price, will cease to bear interest on the specified redemption date provided funds for their redemption price and any accrued interest payable on the specified redemption date are on deposit with the Tender Agent. If less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption shall be selected in the following order of priority: first, Bonds pledged to the Credit Facility Issuer, second Bonds owned by the Company, and third, Bonds selected by lot as further provided in the Indenture.

Mandatory Purchase on Conversion Date. The Bonds shall be subject to mandatory purchase in whole at 100% of the principal amount thereof, without premium, plus accrued interest, if any, thereon to the date of purchase, on any Conversion Date.

Mandatory Purchase on Credit Substitution. The Bonds are subject to mandatory tender for purchase on the date that the Trustee accepts an Alternate Credit Facility at 100% of the principal amount thereof, without premium, during any Variable Rate Period, plus accrued interest, if any therein to the date of purchase.

THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO THE MANDATORY PURCHASE OF THIS BOND AS PROVIDED IN THE INDENTURE, AND AGREES THAT THIS BOND SHALL BE PURCHASED ON THE DATE SPECIFIED UPON DEPOSIT WITH THE TRUSTEE OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE HEREOF. THE OWNER OF THIS BOND ALSO UNDERSTANDS AND AGREES THAT IN THE EVENT THE OWNER FAILS TO DELIVER THIS BOND, PROPERLY ENDORSED FOR TRANSFER, TO THE TRUSTEE ON THE DATE SPECIFIED, INTEREST SHALL CEASE TO ACCRUE HEREON AND THE OWNER HEREOF SHALL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFITS OF THE INDENTURE.

Purchase at option of Registered Owner During Variable Rate Period. While the Bonds bear interest at a Variable Rate, any Bond or portion thereof in an authorized denomination shall be purchased on the demand of the Registered Owner thereof on any Optional Tender Date (as defined in the Indenture) at a purchase price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date of purchase upon delivery to the Tender Agent of an Optional Tender Notice in the form attached hereto as Exhibit B (the "Optional Tender Notice") at least seven (7) days prior to the Optional Tender Date specified in such Optional Tender Notice during any Weekly Rate Period or Monthly Rate Period or at least twenty (20) days prior to the Optional Tender Date specified in such Optional Tender Notice during any Semiannual Rate Period. Unless the Bonds are held pursuant to a book-entry system as described below, to receive payment of the purchase price, the owner will be required to deliver such Bond to the Tender Agent, accompanied by an executed form of assignment and any other instruments of transfer satisfactory to the Tender Agent, not less than five days prior to the purchase date specified in such notice as provided in the Indenture. No purchase of Bonds at the option of the owner thereof or on the Conversion Date shall be deemed to be a payment or redemption of the Bonds or any portion thereof. Notwithstanding the foregoing, no owner shall have a right to tender his Bond(s) for purchase as described in this paragraph following acceleration of the payment of the Bonds pursuant to the terms of the Indenture. THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES THAT DELIVERY OF THE WRITTEN NOTICE DESCRIBED IN THIS PARAGRAPH BY THE OWNER CONSTITUTES AN IRREVOCABLE OFFER TO SELL THIS BOND ON THE DATE SPECIFIED, AND THAT THIS BOND SHALL BE PURCHASED ON SUCH DATE UPON DEPOSIT WITH THE TENDER AGENT OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE HEREOF. THE OWNER OF THIS BOND UNDERSTANDS AND AGREES THAT IN THE EVENT THE OWNER FAILS TO DELIVER THIS BOND, PROPERLY ENDORSED FOR TRANSFER, TO THE TENDER AGENT ON THE DATE SPECIFIED IN THE NOTICE, THIS BOND SHALL BE HELD BY THE OWNER AS AGENT FOR THE COMPANY, INTEREST SHALL CEASE TO ACCRUE HEREON AND THE OWNER HEREOF SHALL THEREAFTER BE ENTITLED ONLY TO PAYMENT OF THE PURCHASE PRICE AND NOT TO THE BENEFIT OF THE INDENTURE AND THE COMPANY SHALL, TO THE EXTENT PERMITTED BY LAW, EXECUTE AND THE TRUSTEE SHALL AUTHENTICATE AND DELIVER A SUBSTITUTE BOND IN LIEU OF THE UNDELIVERED BOND.

Tender Agent. The Company has appointed First Union National Bank as Tender Agent. The Tender Agent may be changed at any time by the Company.

Authorized Denominations. Subject to the provisions of the Indenture, the Bonds are issuable as registered Bonds in the denomination of $100,000 or any integral multiple of $5,000 in excess thereof; provided that if less than $100,000 principal amount of Bonds is outstanding, one Bond shall be issued in such smaller denomination. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, if any, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations. Except as provided in this paragraph, in no event shall Bonds be redeemed or selected for redemption if such redemption will result in any Registered Owner owning Bonds in principal amounts other than authorized denominations.

Transfer. This Bond is transferable by the registered owner hereof or his duly authorized attorney at the principal corporate trust office of First Union National Bank as Bond Registrar, in Richmond, Virginia, in compliance with the terms and conditions set forth in the Indenture and upon surrender of this Bond, accompanied by a duly executed instrument of transfer in form satisfactory to the Bond Registrar, subject to such reasonable regulations as the Company, the Bond Registrar or the Trustee may prescribe, and upon payment of any tax or other governmental charge incident to such transfer, PROVIDED, THAT IF MONEYS FOR THE PURCHASE OF THIS BOND HAVE BEEN PROVIDED PURSUANT TO A DRAW UNDER THE CREDIT FACILITY, THIS BOND IS NOT TRANSFERABLE TO ANYONE OTHER THAN THE COMPANY OR ITS ASSIGNEE OR PLEDGEE. Upon any such transfer, a new Bond or Bonds registered in the name of the transferee or transferees in denominations authorized by the Indenture and in the same aggregate principal amount as the principal amount of this Bond will be issued to the transferee. Except as set forth in this Bond and as otherwise provided in the Indenture, the person in whose name this Bond is registered shall be deemed the owner hereof for all purposes, and neither the Company, the Bond Registrar nor the Trustee shall be affected by any notice to the contrary.

The Trustee may make appropriate arrangements for the Bonds (or any portion thereof) to be issued or held by means of a book-entry system administered by The Depository Trust Company ("DTC") with no physical distribution of Bonds made to the public (other than those Bonds, if any, not held under such book-entry system). References in the remainder of this paragraph and in the next five succeeding paragraphs to a Bond or the Bonds shall be construed to mean the Bond or Bonds held under the book-entry system. In such event, one Bond for each maturity shall be issued to DTC, and immobilized in its custody. A book-entry system shall be employed, evidencing ownership of the Bonds in Authorized Denominations, with transfers of beneficial ownership effected on the records of DTC and the DTC Participants pursuant to rules and procedures established by DTC.

Each DTC Participant shall be credited in the records of DTC with the amount of such DTC Participant's interest in the Bonds. Beneficial ownership interests in the Bonds may be purchased by or through DTC Participants. The holders of these beneficial ownership interests are hereinafter referred to as the "Beneficial Owners." The Beneficial Owners shall not receive Bonds representing their beneficial ownership interests. The ownership interests of each Beneficial Owner shall be recorded through the records of the DTC Participant from which such Beneficial Owner purchased its Bonds. Transfers of ownership interests in the Bonds shall be accomplished by book entries made by DTC and, in turn, by DTC Participants acting on behalf of Beneficial Owners. SO LONG AS CEDE & CO., AS NOMINEE FOR DTC, IS THE REGISTERED OWNER OF THE BONDS, THE TRUSTEE SHALL TREAT CEDE & CO. AS THE ONLY HOLDER OF THE BONDS FOR ALL PURPOSES UNDER THE INDENTURE, INCLUDING RECEIPT OF ALL PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON THE BONDS, RECEIPT OF NOTICES, VOTING AND REQUESTING OR DIRECTING THE TRUSTEE TO TAKE OR NOT TO TAKE, OR CONSENTING TO, CERTAIN ACTIONS UNDER THE INDENTURE.

Payments of principal, premium, interest and purchase price with respect to the Bonds, so long as DTC is the only owner of the Bonds, shall be paid by the Trustee directly to DTC or its nominee, Cede & Co. as provided in the Letter of Representations dated _________________, 2001, from the Company, the Remarketing Agent and the Trustee (in its capacities as such and as Tender Agent and Paying Agent) to DTC (the "Letter of Representations"). DTC shall remit such payments to DTC Participants, and such payments thereafter shall be paid by DTC Participants to the Beneficial Owners. Neither the Company nor the Trustee shall be responsible or liable for payment by DTC or DTC Participants, for sending transaction statements or for maintaining, supervising or reviewing records maintained by DTC or DTC Participants.

In the event that (a) DTC determines not to continue to act as securities depository for the Bonds or (b) the Company determines that the continuation of the book-entry system of evidence and transfer of ownership of the Bonds would adversely affect its interests or the interests of the Beneficial Owners of the Bonds, the Company shall discontinue the book-entry system with DTC. If the Company fails to identify another qualified securities depository to replace DTC, the Trustee shall authenticate and deliver replacement Bonds in the form of fully registered Bonds to each Beneficial Owner.

THE COMPANY, THE REMARKETING AGENT, THE TENDER AGENT AND THE TRUSTEE SHALL NOT HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO DTC OR ANY DTC PARTICIPANT OR ANY BENEFICIAL OWNER WITH RESPECT TO (i) THE BONDS; (ii) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DTC PARTICIPANT; (iii) THE PAYMENT BY DTC OR ANY DTC PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF AND INTEREST ON THE BONDS; (iv) THE DELIVERY OR TIMELINESS OF DELIVERY BY DTC OR ANY DTC PARTICIPANT OF ANY NOTICE DUE TO ANY BENEFICIAL OWNER THAT IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO BENEFICIAL OWNERS; (v) THE SELECTION OF BENEFICIAL OWNERS TO RECEIVE PAYMENTS IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (vi) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC, OR ITS NOMINEE, CEDE & CO., AS REGISTERED OWNER.

In the event that a book-entry system of evidence and transfer of ownership of the Bonds is discontinued pursuant to the provisions of the Indenture, the Bonds shall be delivered solely as fully registered Bonds without coupons in the Authorized Denominations, shall be lettered "R" and numbered separately from 1 upward, and shall be payable, executed, authenticated, registered, exchanged and canceled pursuant to the provisions hereof and of the Indenture.

The owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of this Bond may become or may be declared due and payable before the stated maturity hereof, together with the interest accrued hereon.

Modifications or alterations of the Indenture and any supplement or amendment thereto may be made only to the extent and in the circumstances permitted by the Indenture and may be made in certain cases without the consent of the owners of the Bonds.

Anything herein or in the Indenture to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payment of interest to the owner of this Bond shall not be required to the extent that receipt of any such payment by the owner of this Bond would be contrary to the provisions of law applicable to such Bond which limits the maximum rate of interest which may be charged or collected by such owner.

This Bond shall be governed by and construed in accordance with the laws of the State of Georgia.

All acts, conditions and things required to happen, exist and be performed precedent to and in the issuance of this Bond and the execution of the Indenture have happened, exist and have been performed as so required.

IN WITNESS THEREOF, the Company has caused this Bond to be executed with the manual or facsimile signature of its authorized representative as of the Original Delivery Date set forth above.

FRESH ADVANTAGE, INC.

By:

Name:

Title:

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds of the series designated therein and issued under the provisions of the within-mentioned Indenture.

FIRST UNION NATIONAL BANK, as Trustee

By: ____________________________________

Authorized Signatory

Date of Authentication: __________________

(Form of Abbreviations)

The following abbreviations, when used in the description on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -as tenants in common

TEN ENT -as tenants by the entireties

JT TEN as joint tenants with the right of survivorship and not as tenants in common

UTMA - Uniform Transfers to Minors Act

Custodian for
(Cust)		(Minor)
under Uniform Transfers to Minors Act of
(State)

Additional abbreviations may also be used though not in the above list.

[Form of Assignment]

For value received, the undersigned hereby sells, assigns and transfers unto _________________________ the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________, attorney to transfer the said Bond on the bond register, with full power of substitution in the premises.

Dated: __________________________________________

Signature of Assignor

Social Security Number or

Tax Identification

Number of Transferee: __________________________________________

Signature guaranteed by an

institution which is a participant

in the Securities Transfer Agents

Medallion Program ("STAMP")

or similar program: __________________________________________

NOTICE: The assignor's signature to this Assignment must correspond with the name as it appears on the face of the within Bond in every particular without alteration or any change whatever.

EXHIBIT A

(To the Bond)

FORM OF REGISTERED OWNER'S OPTIONAL TENDER NOTICE

Date ______________

First Union National Bank, as Tender

Agent for the Bonds issued under the

Trust Indenture dated as of February 1, 2001

(the "Indenture") between First

Union National Bank, as Trustee,

And Fresh Advantage, Inc. (the "Company")

Attention: Corporate Trust Department

Re: Fresh Advantage, Inc. Taxable Variable Rate Demand Bonds, Series 2001 numbered ____________, CUSIP in the principal amount of $9,000,000 (the "Bonds").

(1) The undersigned hereby certifies that it is the lawful registered owner (or beneficial owner, if the Bonds are held under a book-entry system) of the Bonds described above on the date hereof and that such Bonds are free and clear of any liens or encumbrances.

(2) Pursuant to the provisions of the Indenture, the undersigned hereby irrevocably request(s) the purchase of the Bonds described above.

(3) The date on which the Bonds shall be purchased shall be ________________ ___, ____. [Note: This date must be an Optional Tender Date (as defined in the Indenture) at least seven (7) days after delivery of this notice to the Tender Agent during any Weekly Rate Period or Monthly Rate Period or at least twenty (20) days after delivery of this notice to the Tender Agent during any Semiannual Rate Period].

(4) The person or persons to whom or to whose order the proceeds of the purchase of the Bonds are to be paid is and the address or addresses of such payee or payees is ________________, and the address or addresses of such payee or payees is _____________________________________________________________________________.

(5) The undersigned hereby irrevocably authorizes and instructs the Trustee or the Bond Registrar (as defined in the Bonds) to effect the transfer of such Bonds (or any Bond(s) exchanged therefor), upon payment of the purchase price therefor, to the purchaser(s) thereof, whether or not it delivers such Bonds as agreed pursuant to paragraph (7) hereof.

(6) The undersigned hereby acknowledges that, even if it fails to deliver such Bonds, the Bonds may nevertheless be purchased pursuant to the Indenture, and that, in any event, on and after the proposed purchase date set forth in paragraph 3 hereof, the Bonds will cease to be outstanding for all purposes under the Indenture, to evidence the indebtedness of the Company with respect thereto and to bear interest.

(7) The undersigned hereby undertakes to deliver the Bonds to you, as Tender Agent, at 800 East Main, Lower Mezzanine, Richmond, Virginia 23219, Attention: Corporate Trust Department at least five days prior to the proposed purchase date set forth in paragraph 3 above duly endorsed in blank for transfer.
Name of Registered Owner:
(Type or Print)
Signature:
Signature Guaranteed by:
Signature(s) must be guaranteed by an institution which is participating in the Securities Transfer Agent's Medallion Program ("STAMP") or similar program.

Date: _________________________________